UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary information statement

☐ Definitive information statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

REVLON, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

237 PARK AVENUE
NEW YORK, NEW YORK 10017
TO BE EFFECTIVE ON [•], 2014

DATE FIRST MAILED TO STOCKHOLDERS: [•], 2014

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the stockholders of
Revlon, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Revlon, Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated June 23, 2014, the amendment of the Third Amended and Restated Revlon, Inc. Stock Plan to renew such stock plan for a 7-year renewal term expiring on April 14, 2021. The sole purpose of this amendment is to renew the Stock Plan’s term, which expired on April 14, 2014, for an additional 7 years. Extending the Stock Plan’s term will permit the future granting of awards under the Stock Plan, as and when determined to be advisable by the Company’s Compensation Committee, including to provide equity-based retention and/or recruitment incentives for key employees who are expected to contribute to the execution of the Company’s business strategy. This Stock Plan amendment does not increase the total number of shares that were available for awards immediately prior to the Stock Plan's expiration.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As the matters set forth in this Notice and accompanying Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

Lucinda K. Treat
Executive Vice President and Chief Legal, Human Resources, Compliance and Corporate Affairs Officer

New York, NY
[•], 2014

ABOUT THIS INFORMATION STATEMENT	5
General	5
Reason for the Written Consent	5
The Stock Plan Amendment	5
The Action by Written Consent	5
Voting Matters	6
Notice Pursuant to Section 228	6
Dissenters’ Rights of Appraisal	6
Householding of Stockholder Materials	6
Interest of Certain Persons in or Opposition to Matters Being Acted Upon	6
APPROVAL OF THE STOCK PLAN AMENDMENT	7
General	7
Summary of the Stock Plan	7
Description of the Stock Plan’s Terms	7
Eligibility and Types of Awards	7
Awards Under the Stock Plan	7
Available Shares	8
Administration	9
Award Types	9
Special Vesting Rules	11
Effect of Termination of Employment/Service	11
Effect of Certain Changes	12
Amendment and Termination	13
Payment of Taxes	13
CERTAIN FEDERAL INCOME TAX EFFECTS	14
Non-Qualified Stock Options	14
Incentive Stock Options	14
COMPENSATION DISCUSSION AND ANALYSIS	15
Overview of Key 2013 Compensation Events	15
Objectives of the Company's Compensation Program and What it is Designed to Reward	17
Each Element of Compensation and Why the Company Chooses to Pay It	17
Setting Pay; Market References	18
Total Compensation	18
Base Salary	18
Incentive Compensation; Generally	18
Incentive Compensation; Annual Cash Bonus	21
Incentive Compensation; Long-Term Compensation	21
Other Compensation and Benefit Programs	22
How the Company Determines the Amount (and, Where Applicable, the Formula) for Each Element of Compensation to Pay and How Each Compensation Element and the Company's Decisions Regarding that Element Fit into the Company's Overall Compensation Objectives and May Affect Decisions Regarding Other Elements of Compensation	23
Role of the Compensation Committee	23
Whether and, if so, How the Company has Considered the Results of the Most Recent Stockholder Advisory Vote on Executive Compensation in Determining its Compensation Policies and Decisions	24
Tax Deductibility of Executive Compensation	24
Compensation Committee	24
Composition of the Compensation Committee	24
Compensation Committee Charter	24
Compensation Committee's Responsibilities	24
Compensation Committee's Delegation of Authority	25
Role of Officers and Consultants in the Compensation Committee's Deliberations	25
Compensation Committee Interlocks and Insider Participation	25
Compensation Committee Report	25
EXECUTIVE COMPENSATION	26

REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Revlon, Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of at least a majority of the Company’s issued and outstanding voting securities, approving, by written consent dated June 23, 2014, the amendment of the Third Amended and Restated Revlon, Inc. Stock Plan to renew such stock plan for a 7-year renewal term expiring on April 14, 2021. As amended, the Stock Plan will be renamed as the “Fourth Amended and Restated Revlon, Inc. Stock Plan” (as used herein, the term “Stock Plan” shall refer to the Fourth Amended and Restated Revlon, Inc. Stock Plan, and/or any applicable predecessor stock plan, as the context shall so dictate). The sole purpose of this amendment is to renew the Stock Plan’s term, which expired on April 14, 2014, for an additional 7 years. Extending the Stock Plan’s term will permit the future granting of awards under the Stock Plan, as and when determined to be advisable by the Company’s Compensation Committee, including to provide equity-based retention and/or recruitment incentives for key employees who are expected to contribute to the execution of the Company’s business strategy. This amendment of the Stock Plan does not increase the total number of shares that were available for awards immediately prior to the Stock Plan's expiration.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to all holders of the Company’s Class A common stock (the “Class A Common Stock”) of record as of June 20, 2014 (the “Record Date”), and is being furnished on or about [•], 2014 to such stockholders. The Company anticipates that the amendment of the Stock Plan will take effect on approximately [•], 2014.

The Company’s principal executive offices are located at 237 Park Avenue, New York, New York 10017, and the Company’s telephone number is (212) 527-4000.

Reason for the Written Consent

The Stock Plan Amendment

On June 19, 2014, the Company’s Board of Directors, acting upon the recommendation of its Compensation Committee (the “Compensation Committee”), approved, subject to the approval of at least a majority of the Company’s outstanding voting Class A Common Stock, an amendment of the Company’s Stock Plan (the “Stock Plan Amendment”) to renew the Stock Plan for a 7-year renewal term expiring on April 14, 2021.

The Board’s Compensation Committee, at a duly convened meeting held on June 19, 2014, reviewed and recommended that the Board approve the Stock Plan Amendment, subject to further approval by at least a majority of the Company’s outstanding voting Class A Common Stock. The sole purpose of the Stock Plan Amendment is to renew the Stock Plan’s term, which expired on April 14, 2014, for an additional 7 years. Extending the Stock Plan’s term will permit the future granting of awards under the Stock Plan, as and when determined to be advisable by the Company’s Compensation Committee, including to provide equity-based retention and/or recruitment incentives for key employees who are expected to contribute to the execution of the Company’s business strategy.

The Action by Written Consent

On June 23, 2014, the holders of a majority of the voting power of the Company’s issued and outstanding common stock, MacAndrews & Forbes Holdings Inc., a corporation wholly owned by Ronald O. Perelman, Chairman of the Company’s Board of Directors, and certain of such entity’s affiliates and related parties (together,

“M&F” or the “Majority Stockholder”), delivered to the Company an executed written consent of the majority stockholders approving the Stock Plan Amendment (the “Written Consent”). As of such date, the Majority Stockholder held the right to vote approximately 78% of the Company’s Class A Common Stock.

Voting Matters

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the Company’s Class A Common Stock, representing the Company’s only issued and outstanding class of voting securities, the Company is not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by at least a majority of the outstanding voting power of the shares of Class A Common Stock present and voting on the matter at a meeting would be required to approve the Stock Plan Amendment, which approval has been duly secured by written consent executed and delivered in writing to the Company by the Majority Stockholder, as noted above.

As of the Record Date, the Company had 52,356,798 shares of Class A Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote. On the Record Date, the Majority Stockholder held the right to vote 40,669,640 shares, or approximately 78%, of the Company’s Class A Common Stock. Accordingly, the action by Written Consent executed by the Majority Stockholder pursuant to Section 228 and delivered to the Company is sufficient to approve the Stock Plan Amendment and requires no further stockholder action.

Notice Pursuant to Section 228

Pursuant to Section 228, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of this Information Statement to you if you write or call the Company at the following address or telephone number: Revlon, Inc., Investor Relations Department, 237 Park Avenue, New York, New York 10017, telephone: (212) 527-4000; or write to our Information Statement distributor at the following address: Broadridge, 51 Mercedes Way, Edgewood, NJ 11717. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and telephone number.

Interest of Certain Persons in or Opposition to Matters Being Acted Upon

The Stock Plan Amendment described herein has been approved by the Company’s Board of Directors, based upon, among other factors, the recommendation of the Board’s Compensation Committee, and has been authorized and approved by the Majority Stockholder. The Company’s officers and directors are eligible to receive awards under the Stock Plan, at the discretion of the Compensation Committee in its administration of the Stock Plan. Although the Company cannot currently determine the number of shares subject to awards that may be granted in the future to the Company’s officers or directors, each of them could be viewed as having a potential interest in the approval of the Stock Plan Amendment in so far as they are eligible to be recipients of future stock-based awards under the Stock Plan.

APPROVAL OF THE STOCK PLAN AMENDMENT

General

On June 19, 2014, the Company’s Board of Directors, acting upon the recommendation of its Compensation Committee, approved, subject to approval by at least a majority of the Company’s outstanding voting Class A Common Stock, the Stock Plan Amendment. The Stock Plan Amendment was reviewed and recommended for the Board’s approval, subject to further approval by at least a majority of the Company’s outstanding voting Class A Common Stock, by the Board’s Compensation Committee at a duly convened meeting held on June 19, 2014. As noted above, stockholder approval of the Stock Plan Amendment was obtained via the Majority Stockholder’s delivery of the Written Consent to the Company.

The Company’s Board of Directors adopted the Stock Plan Amendment to renew the term of the Stock Plan, which expired on April 14, 2014, for an additional 7 years.

As of the June 20, 2014 Record Date, and before giving effect to the above-referenced possible grants, 4,516,456 shares were available for issuance under the Stock Plan, and 265,050 of such shares were available for awards of unrestricted stock and restricted stock and restricted stock units without the minimum vesting requirements under the Stock Plan. The closing price of the Company’s Class A Common Stock on the NYSE on the Record Date, June 20, 2014, was $31.18.

Summary of the Stock Plan

The following summary of the Fourth Amended and Restated Revlon, Inc. Stock Plan is qualified in its entirety by the specific language of the Fourth Amended and Restated Revlon, Inc. Stock Plan (a copy of which is attached as Annex A hereto). It should be noted that, although a description of the Fourth Amended and Restated Revlon, Inc. Stock Plan is provided herein, the only material differences in the terms of the Fourth Amended and Restated Revlon, Inc. Stock Plan from the terms of the Third Amended and Restated Revlon, Inc. Stock Plan is that the Fourth Amended and Restated Revlon, Inc. Stock Plan renews the Stock Plan for a 7-year renewal term expiring on April 14, 2021 and renames the Stock Plan as the “Fourth Amended and Restated Revlon, Inc. Stock Plan.”

Description of the Stock Plan’s Terms

Eligibility and Types of Awards

The Stock Plan provides for the granting of awards to such employees of the Company, its subsidiaries and its affiliates as the committee administering the Stock Plan, which is currently the Compensation Committee, may select from time to time. In addition, awards may be granted to directors who currently are not receiving compensation as officers or employees of the Company or any of its affiliates (“Non-Employee Directors”). Awards under the Stock Plan may be made in the form of (i) incentive stock options (“ISOs”), which are designed to satisfy the applicable requirements set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) non-qualified stock options (“NQSOs”), which are not intended to satisfy such requirements (ISOs and NQSOs are collectively referred to as “Options”), (iii) stock appreciation rights, either granted in tandem with an Option or independent of any Option (collectively, “SARs”), (iv) restricted stock, (v) unrestricted stock and (vi) restricted stock unit Awards (“Restricted Stock Units” and, collectively with all other award types, “Awards”).

As of the Record Date, one employee and no directors had Awards outstanding under the Stock Plan. See, “Awards Under the Stock Plan,” below.

The benefits to be derived under the Stock Plan by the participants cannot be determined, as the ultimate value of Awards under the Stock Plan depends on a variety of factors, including the market value of the Company’s Class A Common Stock, and future grants under the Stock Plan will be made at the Compensation Committee’s sole discretion, based on a variety of factors.

Awards Under the Stock Plan

The Company has not implemented an annual equity grant program under the Stock Plan since December 2008. Consequently, as of the Record Date, none of the Company’s officers or directors held any outstanding Awards, other than a one-time restricted stock award of 120,000 shares of Class A Common Stock granted as of October 28, 2013 to Lawrence Alletto under his employment agreement as an inducement for him to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Such grant vests in equal installments on the three succeeding anniversaries of the grant date and, accordingly, none of such shares are vested on the date hereof.

Following the approval and effectiveness of the Stock Plan Amendment, the Company may, from time to time, issue Awards as a means of providing equity-based retention and/or recruitment incentives for key employees who are expected to contribute to the execution of the Company’s business strategy. In general, with any Award, including those that may be granted in the future under the Stock Plan to key executives as an inducement to employment or for retention or incentive purposes, the benefits to be derived under the Stock Plan by participants cannot be determined, as the ultimate value of Awards under the Stock Plan depends on a variety of factors, including the market value of the Company’s Class A Common Stock, and future grants under the Stock Plan, if any, will be made at the Compensation Committee’s sole discretion, based on a variety of factors.

The NYSE closing market price of the Class A Common Stock on the Record Date was $31.18.

Available Shares

The shares available for issuance under the Stock Plan may be authorized but unissued Class A Common Stock or Class A Common Stock held in the Company’s treasury account or a combination thereof.

An aggregate of 6,565,000 shares are reserved for issuance as Awards under the Stock Plan, subject to the adjustment provisions of the Stock Plan. As of the Record Date, (i) 120,000 shares were subject to Awards under the Stock Plan; (ii) 4,516,456 shares were available for issuance under the Stock Plan; and (iii) 265,050 of such shares were available for awards of unrestricted stock and restricted stock and restricted stock units without the minimum vesting requirements under the Stock Plan. The share difference between the aggregate shares reserved for issuance and the shares currently available for issuance under the Stock Plan is driven primarily by the prior (i) exercise of options; (ii) vesting of restricted stock awards; and (iii) withholding of shares to cover taxes due upon the vesting of restricted stock awards. To the extent that Awards are cancelled in the future, the shares of Class A Common Stock underlying such cancelled Awards would become available for future Awards of any kind under the Stock Plan, subject to the terms of the Stock Plan. The Stock Plan Amendment does not increase the total number of shares that were available for Awards immediately prior to the Stock Plan's expiration.

Generally, shares subject to an Award that remain unissued upon expiration or cancellation of the Award become available for other Awards under the Stock Plan, as will shares that are used to satisfy an Option exercise price or that are withheld from payment of an Award to satisfy applicable tax withholding requirements, subject to the terms of the Stock Plan. In addition, the grant or vesting of Restricted Stock Unit Awards that by their terms may be settled solely in cash will not reduce the number of shares of Class A Common Stock that may be made subject to Awards under the Stock Plan.

Subject to the adjustment provisions of the Stock Plan, in any calendar year, a person eligible for Awards under the Stock Plan may not be granted options or stock appreciation rights covering in the aggregate a total of more than 100,000 shares of Class A Common Stock. Additionally, in any year, an independent director of the Company may not be granted Options or SARs covering, in the aggregate, more than such number of shares of the Company’s Class A Common Stock with a fair market value in excess of $100,000.

In the event that any dividend or other distribution is declared (whether in the form of cash, Class A Common Stock or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, then, if the Compensation Committee determines in its discretion that it is appropriate to do so, (i) the number and kind of shares of stock or other property which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of stock or other property to be issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; and (iv) the maximum number of shares subject to Awards which may be awarded to any Stock Plan participant during any period may be equitably adjusted (including, without limitation, by way of cancellation of an Award in exchange for a cash payment) to prevent the dilution or enlargement of the rights of participants without change in any aggregate purchase price (provided that no ISO granted under the Stock Plan will be adjusted in a manner that causes such Option to fail to continue to qualify as an ISO without the consent of the participant). Any such adjustment shall be made by the Compensation Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

Administration

The committee administering the Stock Plan is currently the Compensation Committee of the Company’s Board of Directors. The Board of Directors may at any time appoint a different Stock Plan administrator, provided that it is a committee or subcommittee that consists of two or more directors of the Company. It is intended that Awards constituting qualified, performance-based compensation under Section 162(m) of the Code (“Section 162(m)”) be administered by a committee or subcommittee consisting of two or more “outside directors” within the meaning of Section 162(m), and that discretionary grants of Awards to non-employee directors be administered by a committee or subcommittee of “non-employee directors” (as such term is defined by Rule 16b-3 of the Exchange Act), although any failure of a committee member to so qualify shall not invalidate any Award under the Stock Plan. The Compensation Committee may delegate to officers or employees of the Company or its subsidiaries its authority to grant Options to participants who are not subject to Section 16 of the Exchange Act or Section 162(m).

The Compensation Committee has the discretionary authority to exercise all of the powers granted to it under the Stock Plan, to construe, interpret and implement the Stock Plan and agreements evidencing Awards under the Stock Plan, to prescribe, amend and rescind rules and regulations relating to the Stock Plan, to make all determinations necessary or advisable in administering the Stock Plan and to correct any defect, supply any omission and reconcile any inconsistency in the Stock Plan. The determination of the Compensation Committee on all matters relating to the Stock Plan or any agreement evidencing an Award under the Stock Plan is final, binding and conclusive.

Award Types

General

Subject to the terms of the Stock Plan, the Committee may grant Awards to participants as described below. The terms of Award grants will be set forth in written agreements (“Award Agreements”) between the Company and the participant.

Generally, (a) no Option or SAR granted under the Stock Plan may be exercised more than seven years after the date of grant, and (b) no shares of the Company’s Class A Common Stock underlying any other Award under the Stock Plan may vest or become deliverable more than 10 years after the date of grant.

Awards may be transferred by a grantee only by will or by the laws of descent and distribution and generally may be exercised only by the grantee during his or her lifetime, provided that the Compensation Committee may provide in the applicable Award Agreement that Options not intended to be ISOs may be transferred without consideration to any member or members of the grantee’s “immediate family” (as defined in the Stock Plan), a trust for the benefit of the grantee and/or members of his or her immediate family, or a partnership or limited liability company whose only partners or stockholders are the grantee and/or members of his or her immediate family.

Grants must be made with an exercise or base price equal to at least the fair market value of the underlying shares on the date of grant.

No grantee or other person exercising an Option or SAR or entitled to delivery of shares of Class A Common Stock pursuant to any other Award shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option or SAR or shares deliverable upon exercise of any other Award until the issuance of a stock certificate to such person for such shares or such person is otherwise deemed to have been issued shares pursuant to this Plan. Except as otherwise authorized by the Compensation Committee in connection with a recapitalization, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is registered in the name of the grantee. In the case of a grantee of a restricted stock award, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Award agreement.

Options

All Options when granted are intended to be NQSOs unless the applicable Award Agreement explicitly states that an Option is intended to be an ISO. If an Option is granted with the stated intent that it be an ISO, and if for any reason such Option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion) shall be regarded as an NQSO appropriately granted under the Stock Plan, provided that such Option (or portion) otherwise satisfies the terms and conditions of the Stock Plan relating to NQSOs generally.

Options may be exercised in amounts and at times determined by the Compensation Committee. Unless the Award Agreement provides otherwise, an Option may not be exercised prior to the first anniversary of the date of grant and shall become exercisable with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of grant. Options that are not exercised during the term established by the Compensation Committee will expire without value.

In the case of an ISO, the purchase price of the Company’s Class A Common Stock purchased pursuant to the exercise of such Option (“Option Price”) will be no less than 100% and, in case of an ISO granted to an owner of stock possessing 10% or more of the total combined voting power of all classes of stock of the Company, 110%, of the fair market value (as defined in the Stock Plan) of the Company’s Class A Common Stock on the day the ISO is granted.

Upon the exercise of any Option, the Option Price must be fully paid by certified or official bank check, in shares of the Company’s Class A Common Stock equal in fair market value to the Option Price, or, subject to the approval of the Compensation Committee, by personal check.

Options granted under the Stock Plan that are intended to be ISOs may also have additional limitations pursuant to the Code.

Stock Appreciation Rights

The Compensation Committee may grant SARs either alone (“unrelated SARs”) or in conjunction with all or part of an Option. Upon the exercise of a SAR, a holder generally is entitled, without payment to the Company, to receive cash, shares of the Company’s Class A Common Stock or any combination thereof, as determined by the Compensation Committee, in an amount equal to (x) the excess of the fair market value of one share of the Company’s Class A Common Stock on the exercise date over (i) in the case of a SAR granted in tandem with an Option, the Option Price, and (ii) in the case of an unrelated SAR, the appreciation base determined by the Compensation Committee (which shall be not less than 100% of the fair market value (as defined in the Stock Plan) of the Company’s Class A Common Stock on the day the SAR is granted), multiplied by (y) the number of shares of the Company’s Class A Common Stock subject to the SAR or the portion thereof surrendered. SARs vest and become exercisable in the same manner as Options.

Restricted and Unrestricted Stock

The Compensation Committee may grant restricted or unrestricted stock Awards alone or in tandem with other Awards under the Stock Plan. Vesting of restricted stock Awards may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals or such other factors as the Compensation Committee may determine. The Compensation Committee may, in its discretion, require a grantee to pay an amount to acquire any restricted or unrestricted stock, which amount may be refunded to such grantee upon such events as the Compensation Committee may determine. During the restricted period, the grantee may not transfer, assign or otherwise encumber or dispose of the restricted stock, except as permitted by the Compensation Committee. During the restricted period, the grantee will have the right to vote the restricted stock and/or to receive any cash dividends if and only to the extent so provided by the Compensation Committee in the applicable Award agreement.

Restricted Stock Unit Awards

The Compensation Committee may grant Restricted Stock Unit Awards relating to a specified number of shares (or the cash or other fair market value thereof) to be delivered based upon the completion of a specified period of service, the attainment over a specified performance cycle of specified measures of the performance of the Company, one or more of its subsidiaries or affiliates or the participant, or such other factors as the Compensation Committee may determine. The Compensation Committee may provide for full or partial credit, prior to completion of such award cycle or achievement of the degree of attainment of the measures of performance specified in connection with such performance unit, in the event of the participant’s death, retirement, or total or permanent disability, or in other circumstances. The grantee will have no voting rights in respect of shares underlying a Restricted Stock Unit unless and until shares are actually issued in satisfaction of the Award. The Compensation Committee in its discretion may grant dividend equivalent rights in respect of a Restricted Stock Unit that, upon vesting of the Award, will entitle the grantee to ratable payment of dividends declared while the Award was unvested.

Special Vesting Rules

Section 162(m)

The Compensation Committee, in its sole discretion, may grant a restricted stock Award or Restricted Stock Unit Award that is intended to qualify for the performance-based compensation exception to the application of Section 162(m). In such a case, the Compensation Committee will condition the vesting or exercisability of the Award on the attainment of performance goals that are pre-established by the Compensation Committee and that are based, for any period specified by the Compensation Committee in its discretion, on one or more of the following criteria as applied to the participant, a business unit of the Company and/or an affiliate of the Company: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes. In any year, the total number of shares that may be made subject to such restricted stock or Restricted Stock Unit Awards granted to any Stock Plan participant that is intended to qualify for the performance-based compensation exception to the application of Section 162(m) may not exceed 100,000 shares.

To the extent required to qualify payment under an Award as performance-based compensation within the meaning of Section 162(m), Awards whose vesting or exercise is conditioned on the attainment of such performance measures shall become vested or exercisable (as the case may be) only after the attainment of such performance measures has been certified by the Compensation Committee. Whether or not an Award is intended to constitute performance-based compensation within the meaning of Section 162(m), the Compensation Committee shall have the authority to make appropriate adjustments in performance goals under the Award to reflect the impact of extraordinary items not reflected in such goals.

Minimum Vesting Requirements

Awards other than Options and SARs generally vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) upon a “Reorganization Event” (as further described below) or, in respect of such an Award to any participant, in the event of the participant’s death, disability or retirement, no such minimum vesting period shall be required, (ii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iii) up to an aggregate of 656,500 shares may be made subject to such Awards without the Stock Plan’s minimum vesting requirements. Note, that, upon giving effect to the Stock Plan Amendment, and based on Awards of restricted stock and Restricted Stock Units previously granted with shorter vesting terms, as of the Record Date, 265,050 shares would have remained available for Awards of restricted or unrestricted stock or restricted stock units without regard to the minimum vesting requirements as of such date. With respect to the minimum vesting requirements described above, vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period; provided, however, that, standard vesting restricted stock and Restricted Stock Units (i.e., those Awards not subject to the shorter-vesting basket described in clause (iii) above) may not include periodic vesting thereunder for any interval of less than one year.

Acceleration of Vesting

Subject to the terms of the Stock Plan, the Compensation Committee in its discretion may accelerate the time or times at which an Award may vest or be exercised.

Effect of Termination of Employment/Service

Except as provided below or as otherwise provided in an applicable Award Agreement, if the employment (or services in the case of a Non-Employee Director) of a grantee with the Company and its affiliates terminates, Options and SARs that are then exercisable will remain exercisable, and any payment or notice provided for under the terms of the vested portion of any other outstanding Award may be given, for a period of 90 days from the date of any such termination, and any Awards or parts thereof that are not exercisable on such termination date will be cancelled and the grantee may not satisfy any condition, limitation or restriction which is unsatisfied as of such termination date.

If the grantee’s employment (or provision of services, in the case of a Non-Employee Director) is terminated by the Company for “good reason” (as defined in the Company’s Executive Severance Policy) or for “cause” under an applicable employment agreement or, in the case of a Non-Employee Director, removal for cause as set forth in the Company’s By-laws from time to time, or by the grantee other than for “good reason” or “cause” under an applicable employment agreement, then as of the date of termination all outstanding Awards previously granted to such grantee (whether or not then vested or exercisable) shall be cancelled and the portion of all restricted stock Awards which are unvested or as to which restrictions have not lapsed shall be cancelled and the grantee may not satisfy any condition, limitation or restriction which is then unsatisfied.

If the grantee voluntarily retires with the Company’s consent or retires as a Non-Employee Director with the Company’s consent or the grantee’s employment is or services as a Non-Employee Director are terminated due to permanent disability, then Options or SARs that are vested and exercisable as of the date of termination will be exercisable for one year from the date of termination, unvested Options and SARs will expire, and unvested restricted shares and any other Awards will be forfeited, in each case on the date of termination.

Upon the grantee’s death during employment (or during service as a Non-Employee Director) or during the period under which continued exercisability is provided for as described above, Options or SARs exercisable as of the date of the grantee’s death will be exercisable by the estate of the deceased grantee for one year from the date of the grantee’s death, unvested Options or SARs will expire as of the date of death, and unvested restricted shares and any other Awards will be forfeited as of the date of death.

Upon the termination of the grantee’s employment or service for any other reason, vested Options and SARs will be exercisable for 90 days, unvested Options and SARs will expire, and unvested restricted shares and any other Awards will be forfeited, in each case on the date of termination. Additionally, if a grantee ceases employment and accepts employment with a competitor in violation of the Company’s standard Employee Agreement as to Confidentiality and Non-Competition (or any other applicable non-compete agreement), then profits realized from the exercise of any Options or SARs during the 12-month period prior to the date of termination would be repayable to the Company and the value of any vested restricted shares or other Awards for which consideration was received during the 12-month period prior to the date of termination would be repayable to the Company.

The Compensation Committee may vary any of the rules described in the preceding paragraph pursuant to its authority under the Stock Plan by making different provision in an Award Agreement. Moreover, the Compensation Committee in its discretion may provide for a longer or shorter period for exercise of an Option or SAR or may permit a grantee to continue vesting under any Option, SAR or restricted stock or other Award or to make any payment, give any notice and continue satisfying any performance or other condition under any other Award in the case of a grantee whose employment terminates, as follows:

(i) the Compensation Committee may make the aforesaid adjustments to Awards of restricted stock and restricted stock units not subject to the minimum vesting requirements of the Stock Plan, which have been granted pursuant to the exception thereto in the Stock Plan, in the case of a grantee whose employment has terminated, for any reason in the Compensation Committee’s discretion; and

(ii) the Compensation Committee may make the aforesaid adjustments to any Award granted under the Stock Plan (without limitation by clause (i)) in the case of a grantee whose employment has terminated due to (or in connection with) the following circumstances: (1) the occurrence of a Reorganization Event involving the Company; (2) such grantee’s employer ceases to be an affiliate of the Company; (3) a grantee transfers employment with the Company’s consent to a purchaser of a business disposed of by the Company; (4) a grantee voluntarily retires with the consent of the grantee’s employer or retires as a non-employee director with the consent of the Company; (5) a grantee’s employment or services as a non-employee director terminates due to permanent disability; or (6) a grantee dies.

Effect of Certain Changes

In the event that the Company is to be merged or consolidated with another corporation or reorganized or liquidated and there is any change in the shares of Class A Common Stock as then constituted by reason of such merger or consolidation, or in the event that all or substantially all of the Company’s assets are acquired by another person, or in the event of a reorganization or liquidation of the Company or any successor, or other similar transaction (each, a “Reorganization Event”), then the Compensation Committee in its discretion may, by written notice to a grantee, provide: (1) that Awards of Options and SARs granted to a grantee and all other Awards requiring action on the part of a grantee would terminate unless exercised within the period determined by the Compensation Committee (not less than 30 days), in which case the Compensation Committee must accelerate the exercisability and vesting of such Awards; or (2) that the exercisability and vesting of Awards of Options and SARs and all other Awards requiring action on the part of a grantee shall be accelerated, without providing for an early termination date for such Awards. The Compensation Committee may also, in its sole discretion, by written notice to a grantee, provide that the restrictions on restricted stock Awards shall lapse and the performance and other conditions of other Awards shall be adjusted in connection with any Reorganization Event, upon such terms as the Compensation Committee may determine. Whenever deemed appropriate by the Compensation Committee, it may make the actions referred to above conditional upon the consummation of the applicable Reorganization Event.

Amendment and Termination

The Company’s Board of Directors may amend, suspend or discontinue the Stock Plan at any time except that, unless approved by a majority in voting power of the Company’s stockholders, no such amendment may (i) materially increase the maximum number of shares as to which Awards may be granted under the Stock Plan, except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares, (ii) materially increase the benefits accruing to Stock Plan participants, (iii) materially change the requirements as to eligibility for participation in the Stock Plan, (iv) except in the case of a participant’s death, permit an Option or unrelated SAR granted on or after April 14, 2004 to be exercisable more than seven years after the date of grant (Option and SAR Awards made prior to April 14, 2004 generally had 10-year terms) or permit a restricted stock Award to vest, or shares of the Company’s Class A Common Stock to be delivered pursuant to a Restricted Stock Unit Award, more than 10 years after the date of grant (except where such event occurs due to the death of the grantee), (v) permit an Option to have an exercise price, or a SAR to have an appreciation base, of less than 100% of the fair market value of a share of the Company’s Class A Common Stock on the date the Option or SAR is granted, (vi) have the effect of lowering the exercise price of any Option or the appreciation base per share of any SAR after it is granted or (vii) extend the term of the Stock Plan beyond its expiration date. The Stock Plan, as amended by the Stock Plan Amendment, terminates on April 14, 2021, although Awards granted before that date will remain in effect in accordance with their terms.

Payment of Taxes

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct from such award an amount sufficient to satisfy any related federal, state and local withholding tax requirements. Whenever shares of the Company’s Class A Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the grantee to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local withholding tax requirements. With the approval of the Compensation Committee, a grantee may satisfy the foregoing requirement by delivering unrestricted shares of the Company’s Class A Common Stock owned by the grantee for at least six months having a value equal to the amount otherwise payable or by electing to have the Company withhold from the delivery of the shares of the Company’s Class A Common Stock shares having a value equal to the minimum amount of the tax to be withheld. Such shares shall be valued at their fair market value on the date on which the amount of tax to be withheld is determined. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

CERTAIN FEDERAL INCOME TAX EFFECTS

THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE STOCK PLAN IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE AS IN EFFECT ON THE DATE OF THIS INFORMATION STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IN ADDITION, THIS DISCUSSION ASSUMES THAT ALL AWARDS ARE EXEMPT FROM, OR COMPLY WITH, THE RULES IN SECTION 409A OF THE INTERNAL REVENUE CODE REGARDING NONQUALIFIED DEFERRED COMPENSATION AND THE REGULATIONS PROMULGATED UNDER SECTION 409A. THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

Non-Qualified Stock Options

An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the Company’s Class A Common Stock on the exercise date over the Option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the Company’s Class A Common Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of the Company’s Class A Common Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Class A Common Stock is more than one year.

Incentive Stock Options

An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, exercise of an ISO is taken into account for alternative minimum tax purposes and, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within three months after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below, it would give rise to taxable compensation income subject to applicable withholding taxes and a corresponding tax deduction to the Company.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the Option exercise price of such shares will be taxable as ordinary income to the optionee, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as a capital gain or loss and will not result in any deduction by the Company.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of all material elements of the Company's compensation of its Named Executive Officers (as identified below), including: (i) the objectives of the Company's compensation program; (ii) what the compensation program is designed to reward; (iii) each element of compensation; (iv) why the Company chooses to pay each element; (v) how the Company determines the amount and, where applicable, the formula, for each element to pay; (vi) how each compensation element and the Company's decisions regarding that element fit into the Company's overall compensation objectives and may affect decisions regarding other elements of compensation; and (vii) whether and, if so, how the Company has considered the results of the most recent stockholder advisory vote on executive compensation in determining its compensation policies and decisions.

Overview of Key 2013 Compensation Events

A summary of key aspects of the Company’s 2013 compensation programs follows:

•	For 2013, the Company's incentive compensation programs under the Company’s Incentive Compensation Plan included: (1) an annual cash bonus program (the “2013 Annual Bonus Program”); and (2) a long-term cash incentive compensation program (“LTIP”) consisting of (a) the 2013 LTIP and (b) the Transitional LTIP (each, as defined below; the 2013 Annual Bonus Program, the 2013 LTIP and the Transitional LTIP are collectively referred to as the “2013 Incentive Compensation Programs”).
•	For 2013, the Company’s Compensation Committee approved a modified LTIP structure and design, replacing the LTIP’s former one-year performance period that paid out in cash installments ratably over three years with a multi-year performance period that provided for a single installment cash payout after the multi-year performance period. With this new structure, under the 2013 LTIP there would be a single cash payment opportunity in March 2016 based on the extent of achievement of relevant corporate performance targets for the relevant performance period (as amended, as set forth below, the “2013 LTIP”).
•	In order to provide eligible LTIP grantees with comparable LTIP payout opportunities during 2014 and 2015, as the LTIP structure transitioned from a one-year performance period to a multi-year performance period, the Company implemented the Transitional LTIP in 2013. Under the Transitional LTIP, one-third of target award amounts, adjusted for 2013 performance, was paid in March 2014; and the remaining two-thirds of target award amounts remain as a payment opportunity in March 2015 based on the degree of achievement of relevant corporate performance targets for the relevant performance period (as amended, as set forth below, the “Transitional LTIP”).
•	The Company’s 2013 LTIP and Transitional LTIP were adopted prior to (i) the Company’s acquisition of The Colomer Group, which occurred in October 2013, (ii) the appointment of a new senior leadership team and (iii) the preparation and implementation of the Company’s new value-creation business strategy. In light of the foregoing, the Compensation Committee determined, based upon input from management and the Compensation Committee’s outside compensation advisor, to amend the Company’s outstanding LTIP awards with unfinished performance periods, so as to take into account the impact of the foregoing transaction upon the Company’s business plan. Accordingly, in March 2014, the Compensation Committee amended the 2013 LTIP awards to provide for a payment opportunity in March 2016 equal to the remaining full target award amounts to be based on the average degree of achievement of the Company’s 2014 and 2015 performance targets, and the Transitional LTIP, to provide for a payment opportunity in March 2015 equal to the remaining two-thirds of target award amounts to be based on the degree of achievement of the Company’s 2014 performance targets.

•	Payments in March 2014 under the 2013 Annual Bonus Program were based on the Company’s degree of achievement of two equally-weighted performance targets, namely: (1) a 2013 Adjusted EBITDA[1] target of $313.9 million (the “2013 EBITDA Performance Target”); and (2) a 2013 Free Cash Flow[2] target of $68.5 million (the “2013 Free Cash Flow Performance Target”), as adjusted to account for the 2013 Unusual Items (as defined below).
•	The Company’s corporate performance targets under the Transitional LTIP for its one-third payout in March 2014 included the following: (1) the 2013 EBITDA Performance Target, weighted at 50%; (2) the 2013 Free Cash Flow Performance Target, weighted at 25%; and (3) a 2013 Net Sales target of $1.4865 billion (the “2013 Net Sales Performance Target”), weighted at 25%, as adjusted to account for the 2013 Unusual Items.
•	The Company’s corporate performance targets under the 2013 LTIP are based upon the average of the degree of achievement of the Company’s performance targets for 2014 and 2015, which are: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales weighted at 25%.
•	In March 2014, the Compensation Committee determined that the Company had achieved (1) 87.6% of its 2013 EBITDA Performance Target; (2) 117.5% of its 2013 Free Cash Flow Performance Target; and (3) 96.2% of its 2013 Net Sales Performance Target. In making such determination, the Compensation Committee, pursuant to its authority under the Incentive Compensation Plan, adjusted such targets to take into account the impact of certain extraordinary items, including: (i) costs associated with the Company’s acquisition of The Colomer Group; (ii) certain restructuring charges; (iii) costs incurred in connection with resolving certain litigation; (iv) certain SG&A reductions; and (iv) foreign exchange translation (the “2013 Unusual Items”).
•	Upon management’s recommendation, and taking into account the Company’s 2013 Adjusted EBITDA, Free Cash Flow and Net Sales performance, as modified by the 2013 Unusual Items, the Compensation Committee determined to fund the 2013 Annual Bonus Program at 90% of target and the one-third portion of the Transitional LTIP that was paid in March 2014 at 75% of target.
•	In March 2014, the Compensation Committee certified the extent to which the Company achieved its performance targets under the 2013 Annual Bonus Program and the one-third portion of the Transitional LTIP, as well as the 2013 performance of certain Named Executive Officers, after which the Company paid annual cash bonuses under the 2013 Annual Bonus Program and one-third of the Transitional LTIP to its Named Executive Officers (other than Mr. Berns who left the Company at approximately mid-year), as well as other employees eligible for awards under such programs.
•	In March 2014, the Company paid out, to eligible grantees, the remaining one-third installment payment due under the Company’s 2011 LTIP and the second of three installment payments due under the Company’s 2012 LTIP, each of which programs featured a one-year performance period that paid out in cash installments ratably over three years.
•	At the Company’s 2011 Annual Stockholders’ Meeting, approximately 99% of the stockholders who voted on the “say-on-pay” proposal approved the structure and payment of the Company’s compensation for its

[1]	Adjusted EBITDA is a non-GAAP financial measure which, for 2013, the Company defined as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “Non-Operating Exclusions”), as well as excluding certain other unusual items that are not directly attributable to the Company’s underlying operating performance (the “Unusual Items”), including net charges for restructuring and related actions; expenses related to the acquisition and integration of The Colomer Group; insurance gain related to the 2011 fire in Venezuela; charges for estimated costs to clean-up the Venezuela facility; insurance recoveries for costs related to resolving litigation related to the Company’s 2009 exchange offer; and inventory purchase accounting adjustments related to the acquisition of The Colomer Group. In calculating Adjusted EBITDA, the Company excluded the effects of Non-Operating Exclusions and Unusual Items because the Company’s management believed that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company’s operating performance.
[2]	Free Cash Flow is a non-GAAP financial measure which, for 2013, the Company defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free Cash flow excludes proceeds on sale of discontinued operations. Free Cash Flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

named executive officers. The Company believes that the near unanimity of that vote represents an endorsement that the Company’s compensation philosophy, processes and practices are appropriate for the Company. These philosophies, processes and practices have not changed in any significant manner since such 2011 vote of the stockholders.

Objectives of the Company's Compensation Program and What it is Designed to Reward

The Company's philosophy is to provide compensation programs that are reasonably designed to satisfy the following objectives:

•	to pay for performance (by basing salary increases upon individual performance and basing incentive compensation payouts upon the degree to which the Company and the executive achieve their respective corporate and individual performance objectives, as approved by the Compensation Committee);
•	to align the interests of management and employees with corporate performance and shareholder interests by rewarding performance that is directly linked to the degree to which the Company achieves its business plan and strategic goals; and
•	to retain, attract and motivate exceptional performers and key contributors with the skills and experience necessary for the Company to achieve its business plan and strategic goals, which requires the Company's compensation programs to be competitive with the compensation practices of other companies.

Each Element of Compensation and Why the Company Chooses to Pay It

In order to achieve the objectives discussed above, the Company maintains a competitive compensation program which consists principally of the following three main components:

(i) base salary;

(ii) eligibility for performance-based, annual cash bonuses under the Incentive Compensation Plan, which are contingent upon the Compensation Committee determining the extent to which the Company achieved its performance objectives and the Company’s executives’ achieving a satisfactory level of annual performance. Under the 2013 Annual Bonus Program, participants could receive between 25% and 150% of their target award to enable comparatively higher-performing employees to be appropriately rewarded, provided that the aggregate bonus payout was within the overall incentive compensation budget; and

(iii) eligibility for LTIP awards under the Incentive Compensation Plan, which are also contingent upon the Compensation Committee determining the extent to which the Company achieved its performance objectives and the Company’s executives’ achieving a satisfactory level of annual performance (in this Information Statement, “total compensation” refers to base salary, annual cash bonus and LTIP awards, unless otherwise noted).

Prior to 2009, the Company's long-term incentive compensation consisted of annual equity grants under the Company's Stock Plan. As of December 31, 2013, none of the Named Executive Officers held any outstanding stock options or restricted shares, other than a one-time restricted stock award granted during 2013 to Mr. Alletto as an inducement for him to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

With the elimination of annual equity grant programs as a form of long-term compensation, since 2010 the Company has granted LTIP awards under its Incentive Compensation Plan to enable the Company to maintain total compensation at competitive levels. For 2013, the Company’s Compensation Committee approved a modified LTIP structure and design, replacing the LTIP’s former one-year performance period that paid out in cash installments ratably over three years, with a multi-year performance period that provided for a single installment cash payout after the multi-year performance period.

With this new structure, under the 2013 LTIP there would be a single cash payment opportunity in March 2016 based on the extent of achieving targets that took into account certain results for the relevant multi-year performance period ending December 31, 2015. In order to provide eligible LTIP grantees with comparable LTIP payout opportunities during 2014 and 2015 as the LTIP structure transitioned from a one-year performance period to a multi-year performance period, the Company implemented the Transitional LTIP in 2013. Under the Transitional LTIP, one-third of target award amounts based on 2013 performance was paid in March 2014, while the remaining two-thirds of target award amounts based on relevant results for the relevant performance period are payable in

March 2015. As noted above, in light of the Company’s closing of its acquisition of The Colomer Group in October 2013, the appointment of a new senior leadership team and the preparation and implementation of the Company’s new value-creation business strategy, each of which occurred after the adoption of the Company’s 2013 LTIP and Transitional LTIP, the Compensation Committee amended (i) the 2013 LTIP awards to provide for a payment opportunity in March 2016 in an amount equal to the remaining full target award amounts based on the average degree of achievement of the Company’s 2014 and 2015 performance targets, and (ii) the Transitional LTIP awards to provide for a payment opportunity in March 2015 in an amount equal to the remaining two-thirds of target award amounts based on the Company’s degree of achievement of its 2014 performance targets.

Setting Pay; Market References

The Company's Human Resources department and the Compensation Committee, with input from the Compensation Committee's outside compensation consultant, consider the compensation of the Named Executive Officers in order to reward and retain the Company's high-performing executives and provide them with incentives designed to maximize their performance in executing the Company's business plan.

As part of assessing of the compensation of the Named Executive Officers, the Company also compares each Named Executive Officer’s total compensation to the total compensation for executives at comparison group companies, both within and outside of the consumer products industry. The Company seeks to design its total compensation opportunity to be competitive with these comparison group companies, as the Company believes that the market for certain executive talent is broader than the consumer products industry. When reviewing and setting Named Executive Officer compensation for 2013, the Company compared the total compensation of its executive officers to market compensation data for certain groups of companies in Towers Watson's U.S. compensation data banks for similarly situated executives (sometimes referred to herein as “competitive benchmark norms” or “competitive benchmarks,” with such companies being referred to herein as the “Comparison Group”). The Comparison Group for 2013 consisted of the companies listed on Annex B.

Total Compensation

For 2013, the Named Executive Officers' total compensation, compared against the 50th and the 75th percentiles of total compensation in the relevant Comparison Group, was as follows: (i) Mr. Delpani was below both the 50th and the 75th percentiles; (ii) Mr. Alletto was above the 50th percentile and below the 75th percentile; (iii) Mr. Elshaw was below both the 50th and the 75th percentiles; (iv) Mr. Kretzman was above both the 50th and the 75th percentiles; (v) Mr. Ennis was below both the 50th and the 75th percentiles; and (vi) Mr. Berns was below both the 50th and the 75th percentiles. Given Mr. Kennedy’s unique roles at the Company during 2013, when he served as executive Vice Chairman and, for approximately one month, as interim Chief Executive Officer, there is very limited comparable data for 2013 and thus meaningful benchmarking is not available.

Base Salary

Base salary adjustments are considered annually and may be based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts and the Company's overall compensation guidelines and annual salary budget guidelines. Higher annual increases may be made to higher performers and key contributors, provided that the overall increases are within budgeted guidelines.

Incentive Compensation; Generally

Each year, the Compensation Committee reviews and establishes the Company’s corporate performance targets for its incentive compensation programs that are linked directly to the extent to which the Company achieves its business plan. These corporate performance targets are intended to have the effect of fostering shareholder value creation and ensuring that the program design appropriately motivates executives to achieve the Company's financial and operational performance goals, while being challenging to attain. As noted above, the components of the Company's 2013 Incentive Compensation Programs consisted of (1) the 2013 Annual Bonus Program; (2) the 2013 LTIP; and (3) the Transitional LTIP.

The March 2014 payouts under the 2013 Annual Bonus Program and the Transitional LTIP were based upon the Compensation Committee’s certification of the extent to which the Company achieved its 2013 performance targets under such programs.

The Company's President and Chief Executive Officer; Executive Vice President, Chief Financial Officer and Chief Administrative Officer; and senior Human Resource executives develop the objectives against which each Named Executive Officer’s performance, including the CEO’s, is assessed. The Compensation Committee also reviews and approves these objectives, having discussed them with its outside compensation advisor. These objectives are established by the Compensation Committee at the start of the performance period based on the Company’s future business plans and the Compensation Committee then reviews them after the end of the designated performance period to assess and certify the extent to which they have been achieved.

In February 2013, the Compensation Committee approved and adopted performance-based incentive compensation factors for certain executives (the “2013 Performance Factors”), under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The 2013 Performance Factors included both quantitative financial measures and strategic and operational objectives linked directly to the extent to which the Company achieved its business strategy. These objectives are used primarily to measure the degree of the executives’ annual performance in connection with determining annual bonus payments.

During 2013, some of the Company’s executive officers for whom 2013 Performance Factors were adopted under Section 162(m) ceased employment with the Company prior to year end, namely:

•	David Kennedy, the Company’s former executive Vice Chairman (and who during October 2013 served as interim Chief Executive Officer), who retired from his position as an executive officer of the Company and therefore ceased serving as an executive officer of the Company on November 18, 2013. Mr. Kennedy, who continues to serve as the Company’s non-executive Vice Chairman, remained eligible for incentive compensation based on 2013 performance pursuant to Compensation Committee approval;
•	Alan Ennis, the Company’s former President and Chief Executive Officer through October 1, 2013, who remained eligible for incentive compensation based on 2013 performance pursuant to certain terms of his employment agreement and his separation agreement and Compensation Committee approval; and
•	Steven Berns, the Company’s former Executive Vice President and Chief Financial Officer, who was not eligible to receive any incentive compensation based on 2013 performance based on his leaving the Company effective July 19, 2013.

Mr. Kretzman served as a Named Executive Officer during all of 2013 until his retirement on December 31, 2013, following a 25-year career with the Company. Mr. Kretzman remained eligible for incentive compensation based on 2013 performance pursuant to his employment agreement and Compensation Committee approval. Mr. Elshaw, the Company’s former Executive Vice President and Chief Operating Officer, ceased employment with the Company after December 31, 2013 and prior to the date of this Information Statement. Mr. Elshaw remained eligible for incentive compensation based on 2013 performance pursuant to his employment agreement and Compensation Committee approval.

The following executive officers joined the Company during the fourth quarter of 2013:

•	Lorenzo Delpani commenced employment with the Company in October 2013 in connection with the Company’s acquisition of The Colomer Group and was appointed the Company’s President and Chief Executive Officer on November 1, 2013. Mr. Delpani was eligible for incentive compensation based on 2013 performance pursuant to the terms of his employment agreement and Compensation Committee approval; and
•	Lawrence Alletto, the Company’s Executive Vice President, Chief Financial Officer and Chief Administrative Officer, commenced employment with the Company on October 28, 2013 and was eligible for incentive compensation based on 2013 performance pursuant to the terms of his employment agreement and Compensation Committee approval.

In March 2014, the Compensation Committee considered certain Named Executive Officers’ 2013 performance, and/or certain respective employment agreements and/or separation agreements, as the case may be, for Messrs. Delpani, Alletto, Ennis and Elshaw, including reviewing and analyzing detailed and comprehensive documentary support for certain Named Executive Officer's accomplishments, including, for Mr. Kretzman, achievement against his 2013 Performance Factors (and after taking into account the 2013 Unusual Items).

Messrs. Ennis, Kennedy and Elshaw received certain incentive compensation pursuant to the terms of their separation or retirement arrangements. Mr. Berns did not receive any incentive compensation as a result of his departure from the Company in July 2013.

Below is a summary of the 2013 Performance Factors that applied for, and formed the basis for considering the performance of, Mr. Kretzman for 2013:

Mr. Kretzman – Retired Executive Vice President and Chief Administrative Officer:

•	the Company's degree of achievement of its 2013 EBITDA Performance Target, on which 25% of Mr. Kretzman’s target bonus award and 50% of his target LTIP award were based, and the Company’s degree of achievement of its 2013 Free Cash Flow Performance Target, on which 25% of Mr. Kretzman’s target bonus and LTIP awards were based;
•	the Company's achievement of an increase in net sales, on which 20% of Mr. Kretzman's target bonus award and 25% of his target LTIP award were based;
•	the continued development of the Company's integrated business planning process, with a focus on improving key performance indicators; the continued refinement of brand direction; and ensuring business and information technology teams’ collaboration to implement certain technology applications, on which 10% of Mr. Kretzman's target award was based;
•	the continued improvement of the Company's organizational capabilities through more effective succession planning and development planning, and the continued improvement in the execution of the Company’s performance management process, on which 10% of Mr. Kretzman's target award was based; and
•	the achievement of key functional objectives, including the continued evaluation of acquisition opportunities to complement the Company’s portfolio, including opportunities to fill white space in different channels, geographies, categories or price points (such as his leadership of the Company’s negotiation and closing of its October 2013 acquisition of The Colomer Group); the provision of comprehensive Human Resources, Real Estate, Licensing and Security support in all aspects of the Company’s business strategy; the leadership of quarterly Human Resource reviews with senior management of succession, development plans, learning and development initiatives and compensation; the assessment of organizational turnover by region and function and determining any advisable actions to address identified turnover issues; the assessment of the Company’s New York, New York office space needs and cost-effective options for space; and the evaluation and execution of the sale of the Company’s Bezons, France facility, on which 10% of Mr. Kretzman's target award was based.

Note, the first two of Mr. Kretzman’s 2013 Performance Factors were also assigned to and shared by Messrs. Kennedy, Ennis, Elshaw and Berns when their respective 2013 Performance Factors were established at the beginning of 2013, and, for certain of those Named Executive Officers, were supplemented by other performance factors, including those relevant to their respective functional responsibilities with the Company.

While Messrs. Delpani and Alletto, each of whom joined the Company in the fourth quarter of 2013, were not assigned formal performance objectives under Section 162(m), their performance was assessed as part of the Company’s 2013 performance management review process, which the Compensation Committee reviewed in assessing their respective annual bonus and LTIP awards.

In March 2014, based on the extent of the Company's achievement of its 2013 performance targets and applying the formulae of the 2013 Incentive Compensation Programs, the Compensation Committee determined that the 2013 Annual Bonus Program would be funded at 90% of an executive’s target and the one-third portion of the Transitional LTIP with the 2013 performance period would be funded at 75% of an executive’s target.

Additionally, in March 2014, based upon review of the degree of achievement of objectives and performance, and contractual obligations, as described above, the Compensation Committee authorized the payment of bonuses and LTIP payouts to Messrs. Delpani, Alletto, Kennedy, Ennis, Kretzman and Elshaw in respect of 2013, as set forth in the “Summary Compensation Table.”

The Company's confidentiality and non-competition agreement (which all employees, including the Named Executive Officers, are required to execute), Stock Plan and Incentive Compensation Plan condition each employee's eligibility for benefits (including 2013 LTIP awards and 2013 annual cash bonuses) upon compliance with confidentiality, non-competition and non-solicitation obligations.

Incentive Compensation; Annual Cash Bonus

Approximately 430 employees, including the Named Executive Officers, were eligible to participate in the 2013 Annual Bonus Program. Mr. Berns was not eligible for any 2013 incentive compensation due to his ceasing employment with the Company in July 2013. The performance objectives for all employees in the 2013 Annual Bonus Program included the Company's achievement of two equally-weighted performance targets (namely, its 2013 EBITDA Performance Target and its 2013 Free Cash Flow Performance Target). Receipt of a bonus award under the 2013 Annual Bonus Program was further conditioned upon the participant’s achievement of a performance rating of “target” or higher under the Company’s 2013 performance management review process. The exact payout amount was further subject to the extent to which an employee achieved such employee’s individual performance objectives, which are designed to be linked directly to executing the Company's business plan.

As approved by the Compensation Committee, under the 2013 Annual Bonus Program, management (or, in the case of the Named Executive Officers, the Compensation Committee) had discretion to award between 25% and 150% of target bonuses to enable comparatively higher-performing employees to be appropriately rewarded, provided that the aggregate bonus payout was within the overall incentive compensation budget.

Per the terms of their respective employment agreements, generally, each of Messrs. Delpani, Ennis and Kennedy was eligible for a target bonus of 100% of his respective base salary, and each of Messrs. Alletto, Berns, Elshaw and Kretzman was eligible for a target bonus of 75% of his respective base salary. Notwithstanding the foregoing, for 2013, pursuant to their respective employment agreements, Mr. Delpani was entitled to a minimum bonus of $637,000 and Mr. Alletto was entitled to a minimum bonus of $573,350. Pursuant to his employment agreement, Mr. Ennis’ target award opportunity was pro-rated through his October 1, 2013 termination date. Mr. Berns was ineligible for 2013 incentive compensation based on his ceasing employment with the Company in July 2013.

The Compensation Committee, applying the terms of the 2013 Annual Bonus Program and taking into account the 2013 Unusual Items, determined to fund such program at 90%. Also, based upon its determination of the extent to which the Named Executive Officers achieved their respective performance objectives and, where applicable, the terms of their employment agreements or separation agreements, as the case may be, and taking into account, for Mr. Kennedy, his service as interim Chief Executive Officer following Mr. Ennis’ cessation of employment in that role and prior to Mr. Delpani’s assumption of such role and Mr. Kennedy’s oversight of the Company’s negotiation and closing of its acquisition of The Colomer Group, among other factors, and for Mr. Kretzman, his leadership of the Company’s negotiation and closing of its acquisition of The Colomer Group and the recruitment, hiring and transition of its new Chief Financial Officer and Chief Administrative Officer and its new General Counsel, among other factors, the Compensation Committee awarded Messrs. Delpani and Alletto 100% of their respective 2013 guaranteed minimum bonuses to which they were entitled under their employment agreements; Mr. Ennis 100% of his 2013 adjusted target bonus, pro-rated through his October 1, 2013 termination date; Mr. Kennedy 111% of his 2013 adjusted target bonus (and without pro-ration for his November 18, 2013 retirement date); Mr. Elshaw 25% of his 2013 adjusted target bonus; and Mr. Kretzman 111% of his 2013 adjusted target bonus.

The Summary Compensation Table below reflects the annual bonus award amounts that were earned by the Named Executive Officers under the 2013 Annual Bonus Program.

Incentive Compensation; Long-Term Compensation

The third principal component of total compensation for the Company's key employees is LTIP awards. Prior to 2009, the Company's long-term incentive compensation consisted of annual equity grants under the Company's Stock Plan. As of December 31, 2013, none of the Named Executive Officers held any outstanding stock options or restricted shares, other than a one-time restricted stock award granted during 2013 to Mr. Alletto as an inducement for him to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

Since 2010, with the elimination of annual equity grant programs as a component of annual long-term compensation, the Company has granted LTIP awards under its Incentive Compensation Plan to enable the Company to maintain total compensation at competitive levels. As a result of the Stock Plan Amendment, Awards may be granted under the Stock Plan in the future, as and when determined to be advisable by the Compensation Committee, including to provide equity-based retention and/or recruitment incentives for key employees who are expected to contribute to the execution of the Company’s business strategy, on a one-time basis or otherwise. For 2013, the Company’s Compensation Committee approved a modified LTIP structure and design, replacing the LTIP’s former one-year performance period that paid out in cash installments ratably over three years, with a multi-year performance period that provided for a single installment cash payout after the multi-year performance period.

Transitional LTIP and 2013 LTIP awards were each structured as flat dollar amounts, tiered to levels of responsibility within the organization. These awards were approved by the Compensation Committee during 2013. Approximately 60 senior employees, including the Named Executive Officers, were eligible to participate in the 2013 LTIP and the Transitional LTIP. Each of Messrs. Delpani, Alletto, Kennedy, Ennis, Kretzman and Elshaw was entitled to some form of LTIP compensation in respect to 2013 performance.

Payouts under the 2013 LTIP will be made in March 2016 and payouts under the Transitional LTIP will be made in March 2015, in each case based upon the extent to which the Company achieves its designated performance targets for the relevant performance period.

The Company’s corporate performance targets under the 2013 LTIP are based upon average achievement of 2014 and 2015 performance as to: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales weighted at 25%. The Company’s corporate performance targets under the Transitional LTIP for its one-third payout in March 2014 included the following: (1) the 2013 EBITDA Performance Target, weighted at 50%; (2) the 2013 Free Cash Flow Performance Target, weighted at 25%; and (3) the 2013 Net Sales Performance Target, weighted at 25%, as adjusted to account for the 2013 Unusual Items. The Company’s corporate performance targets for the remaining two-thirds payout opportunity under the Transitional LTIP are based upon 2014 performance as to: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales, weighted at 25%. In each case, performance targets are measured after all incentive compensation accruals.

By conditioning payments over a multi-year performance period, the 2013 LTIP’s structure and design is intended to motivate key employees to focus on the Company’s long-term business goals, provide more effective retention incentives, better align the Company’s LTIP with more customary long-term incentive programs and better distinguish the Company’s long-term compensation from its annual bonus program, which is tied to one year’s performance.

By providing payout opportunities under the Transitional LTIP in March 2014 and March 2015, when combined with prior LTIP grants’ remaining installment payments, the Transitional LTIP balances a participant’s LTIP payout opportunities in respect of 2013 and 2014 as the Company transitions from a one-year performance period to a multi-year performance period, the latter of which will pay out for the first time in March 2016.

In accordance with the Incentive Compensation Plan, the Compensation Committee determined to fund the one-third portion of the Transitional LTIP covering the solely the 2013 performance year at 75%, which was paid out in March 2014 to LTIP participants, including the eligible Named Executive Officers. The Summary Compensation Table, below, reflects the Transitional LTIP awards that were earned for 2013 by the eligible Named Executive Officers under the Transitional LTIP.

Other Compensation and Benefit Programs

The Company also maintains standard benefits that are consistent with those offered by other major corporations and which are generally available to all of the Company's full-time employees (subject to meeting basic eligibility requirements). These plans, which include medical, dental, vision and life insurance coverage, are available to all U.S.-based, non-union employees.

The Company also maintains a limited number of benefit programs that are available to the Named Executive Officers and other senior employees qualifying for eligibility based on salary grade level. These benefits and perquisites include an automobile allowance or use of a Company automobile and limited reimbursement of certain costs for financial counseling, tax preparation and life insurance premiums. These types of benefits are commonly made available to senior executives at other major corporations and assist the Company in retaining and attracting key talent.

How the Company Determines the Amount (and, Where Applicable, the Formula) for Each Element of Compensation to Pay and How Each Compensation Element and the Company's Decisions Regarding that Element Fit into the Company's Overall Compensation Objectives and May Affect Decisions Regarding Other Elements of Compensation

The Company focuses annually on developing a total compensation opportunity that is intended to be competitive such that the level of total compensation (i.e., base salary, annual cash bonus and long-term incentive compensation, combined) is targeted to be positioned at or about the 50th to 75th percentile of competitive benchmark norms. Salary ranges, annual cash bonus plan targets and long-term incentive compensation targets are reviewed using a “total compensation” perspective under which total remuneration is targeted to be within certain ranges compared to the Comparison Group. Values and targets of each element may change from performance period to performance period.

The Company designs its compensation programs such that there is a correlation between the level of position and the degree of risk in compensation. Based on that guiding principle, the Company's more senior executives with the highest levels of responsibility and accountability have a higher percentage of their total potential remuneration at risk (in the form of performance-based annual cash bonuses and performance-based LTIP awards), than do employees with lower levels of responsibility and accountability. This means that a higher proportion of the Company's more senior executives' total potential compensation is based upon variable elements, than is the case with the Company's employees with lower levels of responsibility and accountability.

Role of the Compensation Committee

The Compensation Committee reviews and approves, among other things: (i) compensation for the Company's Named Executive Officers; (ii) the structure of the Company's annual bonus program under the Incentive Compensation Plan, including approving annual performance objectives for the Named Executive Officers and annually assessing the extent to which those objectives have been achieved; and (iii) the structure of the Company’s long-term incentive programs under the Incentive Compensation Plan, including approving performance-based objectives and actual grants under the Company's long-term incentive compensation award programs for the Named Executive Officers and assessing the extent to which those objectives have been achieved.

The Compensation Committee reviews and approves objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates, together with the Governance Committee, the Chief Executive Officer's performance in respect of those objectives and determines, either as a committee or together with the Governance Committee and/or the Board of Directors, the Chief Executive Officer's total compensation level based on that evaluation process. The Compensation Committee also reviews and approves compensation and incentive arrangements for the Company's other Named Executive Officers.

The Compensation Committee reviews key components of each Named Executive Officer's compensation, which enables the Compensation Committee to make informed decisions regarding future elements of compensation.

The Company's Executive Vice President, Chief Financial Officer and Chief Administrative Officer, in consultation with the Company's Chief Executive Officer, works with the Company's Human Resources Department to recommend: (i) merit increase guidelines, if any, under the Company's salary administration program; (ii) the structure of the Company's annual bonus program under the Incentive Compensation Plan; and (iii) the structure of the Company’s long-term incentive compensation programs under the Incentive Compensation Plan.

As part of the Company's processes and procedures for determining the amount and form of executive officer and director compensation, the Company's Compensation Committee relies in part upon informed proposals and information provided by management, as well as market data, analysis and guidance provided by its outside compensation consultant. During 2013, the Compensation Committee consulted with and/or considered advice provided by its outside compensation advisor (Compensation Advisory Partners LLC (“CAP”)) with respect to the structure and components of the Company's incentive compensation programs, as well as the total direct compensation of the Company’s Named Executive Officers, inclusive of the March 2013 merit salary increases for the Named Executive Officers. CAP performed no services for the Company or the Compensation Committee during 2013 other than providing compensation advice to the Compensation Committee (or to the Company's Human Resources Department in respect to routine compensation survey data analysis). CAP did not provide services such as benefits administration, human resources consulting or actuarial services. The Compensation Committee approved CAP's engagement, upon management’s recommendation, and based upon CAP's experience and qualifications. The Chairman of the Compensation Committee reviews and approves all invoices from the outside compensation consultant prior to payment. The Compensation Committee has reviewed and discussed whether there are any conflicts of interest with CAP or CAP’s compensation advisor to the Compensation Committee, and has determined that there are none.

As there has never been a restatement of the Company's financial results, the Company has not considered any policy in respect of adjustment or recovery of amounts paid under its compensation plans.

Whether and, if so, How the Company has Considered the Results of the Most Recent Stockholder Advisory Vote on Executive Compensation in Determining its Compensation Policies and Decisions

At the Company’s June 2011 annual stockholders' meeting, approximately 99% of the stockholders who voted on the given items (i) approved, on an advisory, non-binding basis, the Company's executive compensation, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and accompanying narrative set forth in the Company’s 2011 proxy statement (“say-on-pay”), and (ii) recommended, on an advisory, non-binding basis, that the Company conduct future “say-on-pay” votes every 3 years (which is the Company’s current intention). Although such advisory stockholder vote on executive compensation was non-binding, management considered the results of such advisory vote in determining the Company’s compensation policies and decisions. The Company believes that the near unanimity of that vote represents an endorsement that the Company’s compensation philosophy, processes and practices are appropriate for the Company. These philosophies, processes and practices have not changed in any significant manner since such 2011 vote of the stockholders.

Tax Deductibility of Executive Compensation

Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct, for tax purposes, in any one year for certain officers who constitute “covered employees” under the rule, unless such amounts are determined to be “qualified performance-based compensation” meeting certain requirements. Generally, the Company's provision of cash incentive compensation under the Incentive Compensation Plan, stock option awards and performance-based stock awards is intended to meet the requirements for qualified performance-based compensation under Section 162(m) and thus, generally, those items are intended to be fully deductible. Salary, perquisites, discretionary bonuses and restricted stock that have time-based vesting generally are not considered performance-based compensation under Section 162(m) and are generally subject to Section 162(m) limitations on deductibility. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible and retains discretion to award compensation that may not constitute qualified performance-based compensation under Section 162(m). Certain amounts of compensation for the Company's officers do not meet Section 162(m)'s performance-based requirements and therefore are not deductible by the Company.

Compensation Committee

Composition of the Compensation Committee

The Compensation Committee is comprised of Messrs. Bernikow (Chairman) and Kretzman and Mses. Kurzman and Seifert. Each of these directors served as a member of the Compensation Committee during all of 2013 (other than Mr. Kretzman, who was appointed to the Compensation Committee in October 2013, and Ms. Kurzman, who was appointed to the Compensation Committee in June 2013) and each of these directors remained a member of the Compensation Committee as of the date of this Information Statement.

Compensation Committee Charter

The Compensation Committee operates under a comprehensive written charter, a printable and current copy of which is available at www.revloninc.com under the heading, Investor Relations (Corporate Governance).

Compensation Committee’s Responsibilities

Pursuant to its charter, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (the “CEO”), evaluates the CEO’s performance in light of those goals and objectives, together with the Governance Committee, and determines, either as a committee or together with the Board of Directors, the CEO’s compensation level based on such evaluation. The Compensation Committee also reviews and approves compensation and incentive arrangements for the Company’s executive officers and such other Company employees as the Compensation Committee may determine to be necessary or desirable from time to time. The Compensation Committee also reviews and approves awards pursuant to the Stock Plan and the Revlon Executive Incentive Compensation Plan (the “Incentive Compensation Plan”) and oversees the administration of such plans. While the Company did not implement any equity award program for 2013, during 2013, the Compensation Committee approved a one-time grant of restricted stock to Mr. Lawrence Alletto, the Company’s newly-hired Executive Vice President, Chief Financial Officer and Chief Administrative Officer, as an inducement for Mr. Alletto to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

The Compensation Committee is also responsible for reviewing and discussing with the Company’s appropriate officers the Compensation Discussion and Analysis included in this Information Statement. Based on such review and discussion, the Compensation Committee is also responsible for (i) determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K or in the annual proxy statement (and incorporated by reference into the annual report on Form 10-K) and (ii) producing the annual Compensation Committee Report and approving its inclusion in the Company’s annual report on Form 10-K or in the annual proxy statement. The Compensation Committee also considers any potential conflicts of interest with its outside compensation advisor, and determined that there were none.

Compensation Committee’s Delegation of Authority

Pursuant to the terms of the Incentive Compensation Plan, the Compensation Committee may delegate to an administrator (who must be an employee or officer of the Company) the power and authority to administer the Incentive Compensation Plan for the Company’s employees, other than its Chief Executive Officer and certain other officers who constitute “covered employees” as defined in Treasury Regulation §1.162-27(c)(2) (“Section 162(m) Officers”). Section 157(c) of the Delaware General Corporation Law (the “DGCL”) provides that the Company’s Board of Directors (or the Compensation Committee acting on behalf of the Board) may delegate authority to any officer of the Company to designate grantees of equity awards under the Stock Plan other than himself or herself and to determine the number of such equity awards to be issued. The Compensation Committee did not delegate any such authority for 2013.

Role of Officers and Consultants in the Compensation Committee’s Deliberations

For a discussion of the role of the Company’s executive officers and compensation consultants in recommending the amount or form of executive and director compensation, and the consideration of any possible conflicts of interest with the Compensation Committee’s outside compensation advisor, see “—Compensation Discussion and Analysis — Role of the Compensation Committee.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee does not have any interlocks or insider participation requiring disclosure under the SEC’s executive compensation rules.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Information Statement with the Company’s appropriate officers. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Information Statement.

Respectfully submitted,

Compensation Committee

Alan S. Bernikow, Chairman
Robert K. Kretzman
Ceci Kurzman
Kathi P. Seifert

EXECUTIVE COMPENSATION

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the persons who served as the Company's Chief Executive Officer and the Chief Financial Officer during 2013 and the three other most highly paid executive officers who served as executive officers of the Company during 2013 (collectively, the “Named Executive Officers”), for services rendered in all capacities to the Company and its subsidiaries during such periods. The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below, presents bonus and LTIP payments earned under the Incentive Compensation Plan. As discussed above under “Compensation Discussion and Analysis – Overview of 2013 Compensation Events,” the 2013 Annual Bonus Program and the 2013 LTIP were funded at 90% and 75%, respectively, of target amounts by the Compensation Committee in accordance with the formulae set forth in such programs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Lorenzo Delpani	2013	161,250	887,000	—	83,333	—	—	1,131,583
President and Chief
Executive Officer
Lawrence Alletto	2013	138,288	1,073,350	2,976,000	—	—	—	4,187,638
Executive Vice President,
Chief Financial Officer and
Chief Administrative Officer
Alan T. Ennis	2013	699,798	—	—	909,397	0	2,046,458	3,655,652
Former President and	2012	921,235	—	—	2,226,000	25,410	65,989	3,238,634
Chief Executive Officer	2011	910,000	—	—	2,067,800	34,632	65,523	3,077,955
Steven Berns	2013	269,122	—	—	—	0	32,608	301,730
Former Executive Vice President	2012	482,069	—	—	892,500	32,257	49,849	1,456,675
and Chief Financial Officer	2011	469,560	227	—	837,673	42,971	48,797	1,399,228
Chris Elshaw	2013	767,540	—	—	254,265	0	69,621	1,091,426
Former Executive Vice President	2012	758,312	—	—	1,102,500	5,263	220,121	2,086,196
and Chief Operating Officer	2011	746,355	—	—	1,024,100	8,598	209,697	1,988,750
David L. Kennedy	2013	132,692	15,000	—	322,500	0	23,573	493,765
Retired Interim Chief Executive	2012	150,576	—	—	420,000	11,664	24,000	606,240
Officer and executive Vice	2011	150,000	—	—	—	37,933	24,000	211,933
Chairman
Robert K. Kretzman	2013	771,443	99,304	—	643,728	978,420	93,394	2,586,289
Retired Executive Vice President	2012	770,272	—	—	1,130,850	1,210,262	95,227	3,206,611
	2011	758,134	—	—	1,049,090	1,309,330	81,810	3,198,364

(a)	The amounts set forth under the “Bonus” column reflect the portion of any bonus or LTIP amount paid to the Named Executive Officer, pursuant to the Compensation Committee's authority under the Incentive Compensation Plan, in excess of such executive's target bonus or LTIP for the year, including as adjusted for program funding levels (see “Non-Equity Incentive Plan Compensation” column in this table for bonuses and/or LTIPs earned pursuant to applicable incentive compensation program formulas under the Incentive Compensation Plan).
For Mr. Delpani, this amount is comprised of $637,000, representing his guaranteed minimum bonus in respect of 2013, and $250,000, representing his sign-on bonus in connection with his commencement of employment, each of which amounts he was entitled to be paid pursuant to his employment agreement.

For Mr. Alletto, this amount is comprised of $573,350, representing his guaranteed minimum bonus in respect of 2013, plus $500,000, representing his guaranteed minimum LTIP payment, each of which he was entitled to be paid pursuant to his employment agreement.
For Mr. Kennedy, this amount represents $15,000 of annual cash bonus in excess of adjusted target, in respect to 2013.
For Mr. Kretzman, this amount is comprised of $57,637, representing his annual cash bonus in excess of adjusted target, plus $41,667, representing his Transitional LTIP payment in excess of adjusted target, in each case paid in respect to 2013.
(b)	The amount set forth under the “Stock Awards” column reflects the grant date value of Mr. Alletto’s restricted stock award of 120,000 shares of Revlon, Inc. Class A Common Stock, based on the NYSE closing price of $24.80 per share on such grant date. Such award vests in equal installments on the three succeeding anniversaries of the grant date and, accordingly, none of such shares were vested on December 31, 2013.
(c)	The amounts set forth under the “Non-Equity Incentive Plan Compensation” column reflect the portion of the annual bonus and the given year’s LTIP award earned by the Named Executive Officer and paid at or below target amounts pursuant to the Incentive Compensation Plan based on the Compensation Committee’s certification of the achievement of performance objectives. Note that, per SEC interpretative rules, 2011 and 2012 LTIP awards, which included a 1-year performance period and a 3-year payout schedule, have been listed in the table above at their full, 3-year payout value.
For Mr. Delpani, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects an LTIP award amount earned and paid in respect to 2013, adjusted for Company performance, which award was granted to him pursuant to his employment agreement.
For Mr. Ennis, for 2013, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects $628,147 in cash bonus, plus $281,250 in Transitional LTIP award, in each case representing target amounts, adjusted for Company performance.
For Mr. Elshaw, for 2013, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects $129,265 in cash bonus, plus $125,000 in Transitional LTIP award, in each case representing target amounts, adjusted for Company performance.
For Mr. Kennedy, for 2013, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects (i) $135,000 in cash bonus, representing target bonus, adjusted by Company performance; plus (ii) $62,500 in Transitional LTIP award, representing one-third of the $250,000 target award attributable to 2013, adjusted for 2013 Company performance, which was paid in March 2014; plus (iii) $62,500 in Transitional LTIP award, representing one-half of the remaining two-thirds of the such $250,000 target award attributable to 2013 performance, adjusted for 2013 Company performance, which is payable in March 2015; plus (iv) $62,500 in 2013 LTIP award, representing one-third of the $250,000 target award attributable to 2013, adjusted for 2013 Company performance, which remains payable in March 2016.
For Mr. Kretzman, for 2013, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects $518,728 in cash bonus, representing target bonus, adjusted for Company performance, plus $125,000 in Transitional LTIP, representing target award, adjusted for Company performance.
(d)	The amounts under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column have been calculated based on the aggregate change in actuarial present value of the Named Executive Officers' accumulated benefit under the Retirement Plan and the Pension Equalization Plan from January 1 to December 31 of each reported year and based on, with respect to 2013, the assumptions as set forth in Note 16 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”); with respect to 2012, the assumptions as set forth in Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012; and with respect to 2011, the assumptions as set forth in Note 14 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. These amounts have been calculated based on normal retirement age of 65 as specified in the Retirement Plan and Pension Equalization Plan for Messrs. Berns and Elshaw. For Messrs. Ennis, Kennedy and Kretzman, the amounts have been calculated based on the actual benefit commencement dates and forms of payment elected.

The Pension Equalization Plan is a non-qualified and unfunded plan. In May 2009, the Company amended the Retirement Plan and the Pension Equalization Plan to cease future benefit accruals under such plans after December 31, 2009. For those Named Executive Officers whose 2013 amount in the above column reflects a $0 value, there was a decrease in the net present value of their accumulated pension benefit. As detailed below, the negative amounts represent a decrease in the net present value of the executive’s accumulated pension benefit as of December 31, 2013, as compared to the net present value of the executive’s accumulated pension benefit as of December 31, 2012. Such decreases are primarily attributable to an increase in the applicable discount rate assumption used to determine the net present values of their accumulated pension benefits. Messrs. Delpani and Alletto joined the Company after the above-referenced plans were frozen as of December 31, 2009, and thus they have no amounts under such plans to report.

•	For Mr. Ennis, this amount includes ($16,151), $11,463 and $15,624 under the Retirement Plan and ($19,650), $13,947 and $19,008 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively.
•	For Mr. Berns, this amount includes ($32,734), $22,331 and $29,749 under the Retirement Plan and ($14,549), $9,926 and $13,222 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively.
•	For Mr. Elshaw, this amount includes ($2,601), $2,664 and $4,352 under the Retirement Plan and ($2,537), $2,599 and $4,246 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively.
•	For Mr. Kennedy, this amount includes ($14,498), $2,638 and $8,580 under the Retirement Plan and $10,256, $9,026 and $29,353 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively.
•	For Mr. Kretzman, this amount includes ($87,009), $103,031 and $171,179 under the Retirement Plan, and ($267,554), $316,783 and $526,311 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively, and $1,332,983, $790,448 and $611,840 under his employment agreement for 2013, 2012 and 2011, respectively. The pension plans were frozen on December 31, 2009. Mr. Kretzman's employment agreement provides that he was entitled to accrue retirement benefits through his retirement date, and that he is entitled to receive a retirement benefit commencing with his retirement at age 60, or any time thereafter, unadjusted for early retirement. Mr. Kretzman retired at the end of 2013.
(e)	Mr. Ennis. The amount shown under All Other Compensation for Mr. Ennis for 2013 consists of (i) $57,537 of 2013 perquisites and personal benefits, comprised of a car allowance; tax preparation services; life insurance premiums; profit sharing contributions under the Amended and Restated Revlon Excess Savings Plan (the “Excess Savings Plan”) and the 401(k) Plan; and matching contributions under the 401(k) Plan; and (ii) $1,988,921 of separation pay, comprised of $1,861,178, representing 24 months (the “severance period”) of salary continuation at his base salary in effect upon termination, which is payable bi-weekly over the 24-month severance period; life insurance premiums for continued coverage during the severance period; medical insurance premiums for continued coverage during the severance period; tax preparation and financial counseling services incurred during the severance period, subject to program terms; car allowance continuation for the severance period; outplacement services; and unused vacation pay.
Mr. Berns. The amount shown under All Other Compensation for Mr. Berns for 2013 consists of a car allowance; life insurance premiums; profit sharing contributions; and matching contributions under the 401(k) Plan.
Mr. Elshaw. The amount shown under All Other Compensation for Mr. Elshaw for 2013 consists of a car allowance; tax preparation and financial counseling services; life insurance premiums; profit-sharing contributions (comprised of $34,285 of profit sharing contributions under the Excess Savings Plan and the 401(k) Plan); and matching contributions under the 401(k) Plan.
Mr. Kennedy. The amount shown under All Other Compensation for Mr. Kennedy for 2013 consists of a car allowance; profit sharing contributions; and matching contributions under the 401(k) Plan.
Mr. Kretzman. The amount shown under All Other Compensation for Mr. Kretzman for 2013 consists of $23,988 in tax gross ups in respect of imputed income arising from use of a Company automobile and life insurance premiums; other compensation in respect of use of a Company automobile during part of 2013 and a car allowance during the remainder of 2013; $39,372 of life insurance and medical plan premiums; financial counseling services; and matching contributions under the 401(k) Plan.

Employment Agreements and Payments Upon Termination and Change of Control

    Employment Agreements

Set forth below is a summary of the Named Executive Officers’ employment agreements (copies of which have been filed with the SEC).

    Mr. Delpani

Mr. Delpani's employment agreement provides that Mr. Delpani will serve as the Company's President and Chief Executive Officer, at an annual base salary of not less than $975,000 (which was his base salary as of December 31, 2013).

Mr. Delpani is eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. In addition, Mr. Delpani is entitled to a bonus of $250,000 during each of 2014, 2015 and 2016, payable monthly, to compensate the executive for relocation and housing and related costs to move with his family to the New York metropolitan area. Mr. Delpani is eligible to participate in the Company’s future LTIPs as in effect from time to time.

Under his employment agreement, Mr. Delpani is eligible to participate in fringe benefit programs and perquisites as may be generally made available to other senior executives, including financial planning and tax preparation assistance, and to the use of a Company car.

Mr. Delpani’s employment agreement requires that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Products Corporation may terminate Mr. Delpani’s employment upon written notice following his “disability” (as defined in Mr. Delpani’s employment agreement), with no further amounts or benefits under the employment agreement being due after any such termination. Products Corporation or Mr. Delpani may terminate Mr. Delpani's employment agreement for any reason upon 30 days’ prior written notice to the other party.

Upon termination of employment, the Company may elect to enforce the executive’s non-competition covenant under the employment agreement, for up to 24 months, and in such event, as sole consideration for such non-competition agreement, Mr. Delpani would be entitled to: (i) payments in lieu of base salary at 50% of his base salary then in effect, during such non-compete period; (ii) payment of a pro-rated target bonus, if and to the extent bonuses are payable to executives under the Incentive Compensation Plan for the performance year when the termination occurs, based upon achievement of objectives and payable on the date that bonuses are paid to other executives under the bonus program for such performance year; (iii) the executive's bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such year are payable to other executives based upon achievement of bonus objectives), payable as and when such bonuses are paid to other executives under the bonus program for such performance year; and (iv) continued participation in Products Corporation's medical, dental and group life insurance plans in which Mr. Delpani was participating on the termination date, subject to the terms of such plans, throughout the non-compete period or until Mr. Delpani is covered by like medical or dental plans of another company.

    Mr. Alletto

Mr. Alletto's employment agreement provides that Mr. Alletto will serve as the Company's Executive Vice President, Chief Financial Officer and Chief Administrative Officer, at an annual base salary of not less than $765,000 (which was his base salary as of December 31, 2013).

Mr. Alletto is eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. Pursuant to his employment agreement, Mr. Alletto was granted three LTIP awards: (i) a $500,000 new-hire LTIP, which was paid in March 2014; (ii) a $500,000 LTIP, which is payable in March 2015 subject to the Company and Mr. Alletto achieving certain objectives over the relevant performance period; and (iii) a $500,000 LTIP, which is payable in March 2016 subject to the Company and Mr. Alletto achieving certain objectives over the relevant performance period. Mr. Alletto is also eligible to participate in the Company’s future LTIPs as in effect from time to time.

Under his employment agreement, Mr. Alletto is eligible to participate in fringe benefit programs and perquisites as may be generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Alletto’s employment agreement requires that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Products Corporation may terminate Mr. Alletto’s employment upon written notice following his “disability” (as defined in Mr. Alletto’s employment agreement), with no further amounts or benefits under the employment agreement being due after any such termination. Products Corporation may terminate Mr. Alletto's employment agreement upon 24 months’ written notice of non-renewal, or sooner upon written notice for “cause,” as defined in Mr. Alletto’s employment agreement, or for any reason at any time without prior notice. Mr. Alletto may terminate his employment agreement upon 30 days' prior written notice following a material breach by Products Corporation of its obligations to Mr. Alletto under such agreement which breach remains uncured following 90 days’ written notice of such breach by the executive to Products Corporation.

Mr. Alletto's employment agreement provides that, in the event of termination of employment by Mr. Alletto for any material uncured breach by Products Corporation of any of its obligations under his employment agreement, or by Products Corporation (other than for “cause” as defined in Mr. Alletto's employment agreement or disability), Mr. Alletto would be entitled to: (i) continued payments of base salary throughout the 24-month severance period; (ii) payment of a pro-rated target bonus, if and to the extent bonuses are payable to executives under the Incentive Compensation Plan for the performance year when the termination occurs, based upon achievement of objectives and payable on the date bonuses are paid to other executives under the bonus program for such performance year; (iii) the executive's bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such performance year are payable to other executives based upon achievement of bonus objectives), payable as and when such bonuses are paid to other executives under the bonus program for such performance year; and (iv) continued participation in Products Corporation's life insurance plan, subject to a limit of two years, and medical and dental plans, subject to the terms of such plans, throughout the severance period or until Mr. Alletto is covered by like plans of another company, and continued participation during the severance period in the other perquisites of Products Corporation for which he was eligible on the termination date.

    Mr. Berns

Mr. Berns’ employment with the Company ceased on July 19, 2013. Prior to such termination, Mr. Berns' employment agreement provided that Mr. Berns was to serve as the Company's Executive Vice President and Chief Financial Officer, at an annual base salary of not less than $487,544 (which was his base salary as of the termination date).

Mr. Berns was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. Mr. Berns was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Berns was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Berns’ employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

    Mr. Elshaw

Mr. Elshaw’s employment with the Company ceased on February 24, 2014. Mr. Elshaw's employment agreement provided that Mr. Elshaw was to serve as the Company's Executive Vice President and Chief Operating Officer, at an annual base salary of not less than $766,013 (which was his base salary as of the termination date).

Mr. Elshaw was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. Mr. Elshaw was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Elshaw was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Elshaw’s employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Products Corporation had the right to terminate Mr. Elshaw’s employment upon written notice following his “disability” (as defined in Mr. Elshaw’s employment agreement), with no further amounts or benefits under the employment agreement being due after any such termination. Under Mr. Elshaw’s employment agreement, Products Corporation had the right to terminate Mr. Elshaw's employment agreement effective 24 months after written notice of non-extension of the agreement. Mr. Elshaw's employment agreement provided that in the event of termination of employment by Products Corporation, Mr. Elshaw was entitled to: (i) continued payments of base salary throughout the 24-month severance period; (ii) payment of a pro-rated target bonus, if and to the extent bonuses were payable to other executives for the performance year when the termination occurred based upon achievement of objectives and payable on the date bonuses were paid to other executives under the bonus program for such performance year; (iii) the executive's bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such year were payable to other executives based upon achievement of bonus objectives), payable as and when such bonuses were paid to other executives under the bonus program for such performance year; (iv) continued participation in Products Corporation's life insurance plan, subject to a limit of two years, and medical and dental plans, subject to the terms of such plans, throughout the severance period or until Mr. Elshaw is covered by like plans of another company; and (v) repatriation to the U.K.

    Mr. Ennis

Mr. Ennis’ employment with the Company ceased on October 1, 2013. Prior to such termination, Mr. Ennis' employment agreement provided that Mr. Ennis was to serve as the Company's President and Chief Executive Officer, at an annual base salary of not less than $930,589 (which was his base salary as of the termination date).

Mr. Ennis was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. Mr. Ennis was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Ennis was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Ennis’ employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Under Mr. Ennis’ employment agreement, Products Corporation had the right to terminate Mr. Ennis' employment agreement effective 24 months after written notice of non-extension of the agreement, and in such case, Mr. Ennis was entitled to: (i) continued payments of base salary throughout the 24-month severance period; (ii) payment of a pro-rated target bonus, if and to the extent bonuses were payable to other executives under the Incentive Compensation Plan for the performance year when the termination occurred based upon achievement of objectives and payable on the date bonuses were paid to other executives under the bonus program for such performance year; (iii) the executive's bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such year were payable to other executives based upon achievement of bonus objectives), as and when such bonuses were paid to other executives under the bonus program for such performance year; and (iv) continued participation in Products Corporation's life insurance plan, subject to a limit of two years, and medical and dental plans, subject to the terms of such plans, throughout the severance period or until Mr. Ennis is covered by like plans of another company, and continued participation during the severance period in the other perquisites of Products Corporation for which he was eligible on the termination date.

    Mr. Kennedy

While Mr. Kennedy retired as executive Vice Chairman on November 18, 2013, he remains on the Company’s Board of Directors and continues to serve as non-executive Vice Chairman. Mr. Kennedy's employment agreement provided that he was to serve as the Company’s executive Vice Chairman of the Board of Directors at an annual base salary of not less than $150,000 (which was his base salary as of his retirement date).

Mr. Kennedy was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. Mr. Kennedy was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Kennedy was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Kennedy's employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

    Mr. Kretzman

While Mr. Kretzman retired as an executive officer of the Company on December 31, 2013, he remains on the Company’s Board of Directors. Mr. Kretzman's employment agreement provided that he was to serve as Executive Vice President and Chief Administrative Officer, at an annual base salary of not less than $768,487 (which was his base salary as of December 31, 2013).

Mr. Kretzman was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. Mr. Kretzman was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Kretzman was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including financial planning and tax preparation assistance; use of an automobile; supplemental term life insurance coverage of two times Mr. Kretzman's base salary; executive medical plan coverage; continued accrual of retirement benefits until his retirement date (in lieu of any discretionary profit sharing contributions); and a retirement benefit at and after age 60 without regard to the early retirement reductions he would otherwise be subject to under the Retirement Plan and Pension Equalization Plan and giving effect to his years of service and compensation through his retirement date.

Mr. Kretzman's employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Upon his retirement, the unpaid portion of all previously-earned LTIP awards continues to remain payable in accordance with their terms, in consideration for which, the non-competition covenants referred to in Mr. Kretzman's employment agreement remain in effect until the date that all earned LTIP awards are paid.

    Termination Payments

Under his employment agreement, if Mr. Delpani had been terminated without “cause” on December 31, 2013 and the Company had elected to enforce the non-compete provision for the maximum 24-month period, the estimated aggregate total of termination benefits during the 24-month severance period would have been approximately $1,715,315, consisting of the following: (a) two times 50% of Mr. Delpani’s annual base salary on December 31, 2013; (b) $637,000, representing his 2013 guaranteed bonus; (c) 24 months of life insurance coverage, at a cost of approximately $8,050; (d) 24 months of medical and dental insurance coverage, at a cost of approximately $28,265; (e) 24 months of use of an automobile, at a cost of approximately $48,000; and (f) 24 months of tax preparation and financial counseling, at a cost of approximately $19,000. Mr. Delpani’s severance payments are conditional on his compliance with certain confidentiality and non-competition provisions during any severance period. If Mr. Delpani had been terminated on December 31, 2013 and if the Company had not elected to enforce the non-compete restriction, Mr. Delpani would have been eligible to continue his salary and benefits as in effect during the 30-day notice period and to receive his 2013 guaranteed bonus under his employment agreement.

The estimated aggregate total of termination benefits during the 24-month severance period if Mr. Alletto had been terminated without “cause” on December 31, 2013 would have been approximately $5,180,155, consisting of the following: (a) two times Mr. Alletto’s annual base salary on December 31, 2013; (b) $573,350, representing his 2013 guaranteed bonus; (c) 24 months of life insurance coverage, at a cost of approximately $6,316; (d) 24 months of group medical and dental insurance coverage, at a cost of approximately $26,289; (e) 24 months of tax preparation and financial counseling, at a cost of approximately $19,000; (f) 24 months of car allowance, at a cost of approximately $30,000; and (g) the continued vesting of his restricted stock award of 120,000 shares of Class A Common Stock, which had a fair market value on such date of $2,995,200 based on the NYSE closing price per share of $24.96 on December 31, 2013. Following any such termination, Mr. Alletto’s restricted stock award would continue to vest in three equal annual installments. None of these shares were vested as of December 31, 2013.

Mr. Berns resigned from employment with the Company on July 19, 2013. He is not receiving any separation pay from the Company.

The estimated aggregate total of termination benefits during the 24-month severance period if Mr. Elshaw had been terminated without “cause” on December 31, 2013 would have been approximately $2,070,723, consisting of the following: (a) two times Mr. Elshaw's annual base salary on December 31, 2013; (b) $517,058, representing Mr. Elshaw's 2013 target bonus, adjusted for Company performance (as noted above, Mr. Elshaw’s actual bonus for 2013 was $129,265); (c) 24 months of life insurance coverage, at a cost of approximately $6,328; (d) 24 months of group medical and dental insurance coverage, at a cost of approximately $9,311; and (e) repatriation from the U.S. to the U.K, at a cost of approximately $6,000.

Mr. Elshaw’s employment with the Company ceased after December 31, 2013, on February 24, 2014. Mr. Elshaw and Products Corporation entered into a separation agreement, effective February 24, 2014, which provides Mr. Elshaw with separation benefits consistent with those set forth in his employment agreement (see above). In addition, Mr. Elshaw remains eligible to be paid the following installments of his previously-granted LTIP awards, all of which relate to performance periods prior to his cessation of employment: (i) the 3rd installment of his 2011 LTIP, in the amount of $163,333; (ii) the 2nd installment of his 2012 LTIP, in the amount of $175,000; and (iii) the 1st installment of his Transitional LTIP, in the amount of $125,000, each of which will be paid no earlier than August 24, 2014. All of Mr. Elshaw’s severance payments are conditional on his compliance with certain confidentiality and non-solicitation provisions during the severance period.

Mr. Ennis’ employment with the Company ceased on October 1, 2013. Mr. Ennis and Products Corporation entered into a separation agreement, effective October 1, 2013, which provides Mr. Ennis with separation benefits consistent with those set forth in his employment agreement (see above). In addition, the Compensation Committee authorized Mr. Ennis remaining eligible to receive payment under the following LTIP awards on the regular payment dates for such awards, all of which relate to performance periods prior to his cessation of employment: (i) the 3rd installment of his 2011 LTIP, in the amount of $392,000, which was paid in April 2014; (ii) the 2nd installment of his 2012 LTIP, in the amount of $420,000, which was paid in April 2014; (iii) the 1st installment of his Transitional LTIP, in the amount of $281,250, which was paid in April 2014; and (iv) the 3rd installment of his 2012 LTIP, in the amount of $420,000, which is payable in March 2015. All of Mr. Ennis' severance payments are conditional on his compliance with certain confidentiality and non-competition provision during the severance period. See the “Summary Compensation Table,” above, for a summary of the quantification of Mr. Ennis’ separation benefits.

Mr. Kennedy retired on November 18, 2013. Pursuant to his employment agreement, or as authorized by the Compensation Committee, he continues to be eligible to receive payments under the following LTIP awards, all of which relate to performance periods prior to his retirement: (i) the 2nd installment of his 2012 LTIP, in the amount of $87,500, which was paid in March 2014; (ii) the 3rd installment of his 2012 LTIP, in the amount of $87,500, which is payable in March 2015; (iii) the 1st installment of his Transitional LTIP, in the amount of $62,500, which was paid in March 2014; (iv) one-half of the 2nd installment of his Transitional LTIP, in the amount of $62,500, which is payable in March 2015; and (v) one-third of his 2013 LTIP, in the amount of $62,500, which is payable in March 2016.

Mr. Kretzman retired on December 31, 2013. Pursuant to Mr. Kretzman’s employment agreement, he continues to be eligible to receive payments under the following LTIP awards, all of which relate to performance periods prior to his retirement: (i) the 3rd installment of his 2011 LTIP, in the amount of $163,333, which will be paid in July 2014; (ii) the 2nd installment of his 2012 LTIP, in the amount of $175,000, which will be paid in July 2014; (iii) the 3rd installment of his 2012 LTIP, in the amount of $175,000, which is payable in March 2015; and (iv) his 2013 Transitional LTIP, in the amount of $166,667, which was paid in March 2014.

    Change of Control Payments

Each of Messrs. Delpani’s, Alletto’s, Ennis', Berns', Elshaw's, Kennedy's and Kretzman's employment agreements provides that, in the event of any “change of control,” the terms of their employment agreements would be extended for an additional 24 months from the effective date of any such “change of control.” Each of their employment agreements also provides that if, within this 24-month period, the executive were to terminate his employment with the Company for “good reason” or if the Company were to terminate the executive's employment other than for “cause,” he would receive: (i) a lump-sum payment equal to two times the sum of (a) the executive's base salary and (b) the executive's average gross bonus earned over the five calendar years prior to termination; and (ii) 24 months of continuation of all fringe benefits in which the executive participated on the “change of control” effective date or, in lieu of such benefits, a lump-sum cash payment equal to the value of such benefits. Each of their employment agreements also provides that, in the event of a “change of control,” all then-unvested stock options and restricted shares held by them shall immediately vest and become fully exercisable. None of the Named Executive Officers holds any unvested stock options or shares of restricted stock, other than Mr. Alletto, who holds

120,000 shares of restricted stock, which were granted to him upon commencement of employment, all of which remain unvested as of the date of this Information Statement.

Under the Incentive Compensation Plan, if, in connection with a “change of control,” a successor entity assumes the LTIP, does not terminate the LTIP or provides participants with comparable LTIP benefits, then the LTIP awards remain payable in accordance with their terms. Otherwise, upon a “change of control,” LTIP awards related to the performance period when the event occurred are to be paid at target on a pro-rated basis (based on the number of days elapsed) within 60 days following such “change of control,” and (ii) LTIP awards related to prior performance periods as to which the respective performance objectives were achieved, but for which payments remain outstanding, are to be paid within 60 days following such “change of control.”

Messrs. Ennis, Elshaw and Berns ceased employment with the Company and Messrs. Kennedy and Kretzman retired prior to the date of this Information Statement, and not following a “change of control.”

The estimated aggregate total of benefits upon a “change of control” and subsequent termination if Mr. Delpani had been terminated on December 31, 2013 would have been approximately $3,430,365, consisting of the following: (a) two times his annual base salary on December 31, 2013; (b) two times his average 5-year bonus of $637,000 (representing his 2013 bonus); (c) two years of contributions under the Company's 401(k) Plan of approximately $15,300; (d) approximately $87,750 in respect of two years of profit sharing contributions under the 401(k) Plan; (e) 24 months of life insurance coverage, at a cost of approximately $8,050; (f) 24 months of group medical and dental insurance coverage, at a cost of approximately $28,265; (g) 24 months of use of a Company automobile at a cost of approximately $48,000; and (h) 24 months of tax preparation and financial counseling, at a cost of approximately $19,000. Upon a “change of control” without the successor entity assuming or otherwise continuing the terms of the LTIP, Mr. Delpani also would be entitled to the payout of the remaining unpaid portion of his previously earned LTIP awards, in the aggregate amount as of December 31, 2013 of $83,333, representing one-third of his Transitional LTIP, pro-rated for time in role during 2013 and adjusted for 2013 Company performance, which was earned for 2013 based upon the Compensation Committee's determination of the degree of Company achievement of its 2013 performance targets and that the executive had earned a “target” or better performance rating for each such year.

The estimated aggregate total of benefits upon a “change of control” and subsequent termination if Mr. Alletto had been terminated on December 31, 2013 would have been approximately $5,837,655, consisting of the following: (a) two times his annual base salary on December 31, 2013; (b) two times his average 5-year bonus of $573,350 (representing his 2013 bonus); (c) two years of contributions under the Company's 401(k) Plan of approximately $15,300; (d) approximately $68,850 in respect of two years of profit sharing contributions under the 401(k) Plan; (e) 24 months of life insurance coverage, at a cost of approximately $6,316; (f) 24 months of group medical and dental insurance coverage, at a cost of approximately $26,289; (g) 24 months of car allowance at a cost of approximately $30,000; (h) 24 months of tax preparation and financial counseling, at a cost of approximately $19,000; and (i) the accelerated vesting of his restricted stock award of 120,000 shares of Class A Common Stock, which had a fair market value on such date of $2,995,200 based on the NYSE closing market price per share of $24.96 on December 31, 2013. Upon a “change of control” without the successor entity assuming or otherwise continuing the terms of the LTIP, Mr. Alletto also would be entitled to the payout of the remaining unpaid portion of his previously earned LTIP awards, in the amount as of December 31, 2013 of $500,000, representing his 2013 Transitional LTIP, not subject to pro-ration or adjustment for 2013 Company performance pursuant to his employment agreement.

GRANTS OF PLAN-BASED AWARDS

Non-Equity Awards

The following tables present information about the non-equity, plan-based awards that were granted to Named Executive Officers in the last completed fiscal year. The actual payout of such awards required the satisfaction of certain performance objectives and other conditions and, in light of certain executives’ retirement or termination, among other factors, certain of the below-referenced amounts have ceased to be payable or became payable at different amounts. For amounts actually paid in respect to 2013, see the “Summary Compensation Table,” above. For additional factors relevant to an understanding of the below tables and the 2013 Incentive Compensation Programs, including funding levels for payouts in respect to 2013 performance, see “Compensation Discussion and Analysis,” above.

    LTIP Awards

The Compensation Committee granted, and authorized the payment of, performance-based LTIP awards and annual cash bonuses to eligible Named Executive Officers in respect to 2013 under the 2013 Incentive Compensation Programs. The structure and design of, and performance factors for, those programs were adopted, ratified and approved by the Compensation Committee pursuant to its authority under the Incentive Compensation Plan. Amounts earned are based upon the Company’s degree of achievement of its relevant Performance Targets for the relevant performance periods, which is reviewed and certified by the Compensation Committee, which also reviews and makes determinations in respect to the Named Executive Officers’ respective achievement of their personal objectives.

Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards

	2013 LTIP (1)				Transitional LTIP (2)
Name	Threshold	Target	Maximum	LTIP Payout Dates	Threshold	Target	Maximum	LTIP Payout Dates
Lorenzo Delpani	—	—	—	—	$0	$888,888	$1,333,332	$111,111 in March 2014; $777,777 in March 2015
President & Chief
Executive Officer
Lawrence Alletto (3)	$0	$500,000	$750,000	March 2016	$500,000	$500,000	$750,000	March 2014
EVP, Chief Financial	—	—	—	—	$0	$500,000	$750,000	March 2015
Officer & Chief
Administrative Officer
Alan Ennis	$0	$1,500,000	$2,250,000	March 2016	$0	$1,500,000	$2,250,000	1/3 amount in March 2014; 2/3 amount in March 2015
Former President and
Chief Executive
Officer
Steven Berns	$0	$500,000	$750,000	March 2016	$0	$500,000	$750,000	1/3 amount in March 2014; 2/3 amount in March 2015
Former EVP and
Chief Financial
Officer
Chris Elshaw	$0	$500,000	$750,000	March 2016	$0	$500,000	$750,000	1/3 amount in March 2014; 2/3 amount in March 2015
Former EVP and
Chief Operating
Officer
David Kennedy	$0	$250,000	$375,000	March 2016	$0	$250,000	$375,000	1/3 amount in March 2014; 2/3 amount in March 2015
Retired Interim Chief
Executive Officer and
executive Vice
Chairman
Robert K. Kretzman	—	—	—	—	$0	$166,667	$250,000	March 2014
Retired Executive Vice
President

(1)	Awards under the 2013 LTIP were structured as flat dollar amounts that could be earned based upon the degree of achievement of the Company's applicable Performance Targets, subject to the grantee achieving at least target performance on his Performance Management Review. Payouts to grantees of earned awards under the 2013

LTIP are to be made in one installment in March 2016, if the grantee is employed with the Company on the payout date, unless provided otherwise in the executive’s employment agreement (see “Employment Agreements and Payments upon Termination and Change of Control”). Pursuant to its terms, the 2013 LTIP, as amended, is not funded, and no award is payable, if the Company achieves less than 90% of its applicable Adjusted EBITDA and Free Cash Flow Performance Targets and less than 96% of its Net Sales Performance Target (represented by the “Threshold” column, above); the 2013 LTIP, as amended, is funded at the “Target” level if the Company achieves 100% of its applicable Performance Targets; and the 2013 LTIP, as amended, is funded at 150% of the “Target” level for achievement by the Company of 110% of its applicable Adjusted EBITDA and Free Cash Flow Performance Targets and 102% of its applicable Net Sales Performance Target (represented by the “Maximum” column, above). The Company’s corporate performance targets under the 2013 LTIP, as amended, are based upon average achievement of 2014 and 2015 performance as to: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales weighted at 25%. For additional information about the 2013 LTIP, including modifications made to such program authorized by the Compensation Committee, see “Compensation Discussion and Analysis,” above.

(2)	Awards under the Transitional LTIP were structured as flat dollar amounts that could be earned based upon the degree of achievement of the Company's applicable Performance Targets, subject to the grantee achieving at least target performance on his Performance Management Review. In order to provide eligible LTIP grantees with comparable payout opportunities during 2014 and 2015, as the LTIP structure transitioned from a one-year performance period to a multi-year performance period, the Company implemented the Transitional LTIP in 2013. Payouts to grantees of earned awards under the Transitional LTIP are to be made in two installments, one-third of which was payable in March 2014 and two-thirds of which is payable in March 2015, if the grantee is employed with the Company on the payout date, unless provided otherwise in the executive’s employment agreement (see “Employment Agreements and Payments upon Termination and Change of Control”). Pursuant to its terms, the Transitional LTIP, as amended, is not funded, and no award is payable, if the Company achieves less than 90% of its applicable Adjusted EBITDA and Free Cash Flow Performance Targets and less than 96% of its Net Sales Performance Target (represented by the “Threshold” column, above); the Transitional LTIP, as amended, is funded at the “Target” level if the Company achieves 100% of its applicable Performance Targets; and the Transitional LTIP, as amended, is funded at 150% of the “Target” level for achievement by the Company of 110% of its applicable Adjusted EBITDA and Free Cash Flow Performance Targets and 102% of its applicable Net Sales Performance Target (represented by the “Maximum” column, above). The Company’s corporate performance targets under the Transitional LTIP for its one-third payout in March 2014 included the following: (1) the Company’s 2013 EBITDA Performance Target, weighted at 50%; (2) the Company’s 2013 Free Cash Flow Performance Target, weighted at 25%; and (3) the Company’s 2013 Net Sales Performance Target, weighted at 25%, as adjusted to account for the 2013 Unusual Items. The Company’s corporate performance targets for the remaining two-thirds payout opportunity under the Transitional LTIP, as amended, are based upon 2014 performance as to: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales, weighted at 25%. For additional information about the Transitional LTIP, including modifications made to such program authorized by the Compensation Committee, see “Compensation Discussion and Analysis,” above.
(3)	In accordance with his employment agreement, Mr. Alletto was entitled to a guaranteed minimum LTIP of $500,000, which was paid in March 2014. Pursuant to his employment agreement, Mr. Alletto was also granted a $500,000 LTIP, payable in March 2015, and a $500,000 LTIP, payable in March 2016, in each case subject to achievement of certain objectives during the relevant performance period.

    Annual Bonus Awards

As noted above, the below amounts do not represent actual amounts paid to executives. See “Summary Compensation Table,” above, for actual amounts earned by the Named Executive Officers in respect to 2013.

	2013 Annual Bonus Program (4)
Name	Threshold		Target	Maximum
Lorenzo Delpani	$637,000	(5)	$975,000	$1,462,500
President & Chief Executive Officer
Lawrence Alletto	$573,350	(5)	$573,750	$860,625
EVP, Chief Financial Officer & Chief Administrative Officer
Alan Ennis	$0		$930,589	$1,395,883
Former President and Chief Executive Officer
Steven Berns	$0		$365,658	$548,487
Former EVP and Chief Financial Officer
Chris Elshaw	$0		$574,510	$861,765
Former EVP and Chief Operating Officer
David Kennedy	$0		$150,000	$225,000
Retired Interim Chief Executive Officer and executive Vice Chairman
Robert K. Kretzman	$0		$576,365	$864,548
Retired Executive Vice President

(4)	The amounts under this column represent the threshold, target, and maximum payouts for annual cash bonuses under the 2013 Annual Bonus Program, based on 2013 performance against pre-established performance measures. The amount under the “Target” column represents the target award opportunity, which is set as a percentage of base salary under the Named Executive Officers’ respective employment agreements. Pursuant to its terms, the 2013 Annual Bonus Program would not be funded, and no award would be payable, if the Company were to achieve less than 85% of its 2013 Performance Targets (represented by the “Threshold” column, above); the 2013 Annual Bonus Program could have been funded at the “Target” level if the Company had achieved 100% of its 2013 Performance goals; and the 2013 Annual Bonus Program could have been funded at 150% of the “Target” level for achievement by the Company of 120% of its 2013 Performance Targets (represented by the “Maximum” column, above). In addition, under the 2013 Annual Bonus Program, managers (or, for Named Executive Officers, the Compensation Committee) retained the discretion to award between 25% and 150% of target awards, to reward comparative performance, provided the overall bonus pool was not exceeded. For additional information about the 2013 Annual Bonus Program, see “Compensation Discussion and Analysis,” above.
(5)	Pursuant to his employment agreement, each of Mr. Delpani and Mr. Alletto was entitled to a guaranteed minimum 2013 annual bonus, which was paid in March 2014. Pursuant to his employment agreement, Mr. Delpani received a $250,000 sign-on bonus and is entitled to a relocation bonus of $250,000 during each of 2014, 2015 and 2016, payable monthly, to compensate him for costs to move with his family to the New York metropolitan area.

Equity Awards

During 2013, Mr. Alletto received the following restricted stock grant pursuant to his employment agreement. The Company granted such award to Mr. Alletto as an inducement for him to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer. The Company did not make any other equity awards during 2013. The grant date fair value reflects the number of shares of restricted stock (all of which are currently unvested) multiplied by $24.80, which was the NYSE closing market price of the Company's Class A Common Stock on the October 28, 2013 grant date.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(a)	Grant Date Fair Value of Stock and Option Awards ($)
Lawrence Alletto	October 28, 2013	120,000	—	$2,976,000
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

(a)	None of the Named Executive Officers received awards of stock options during 2013.

Mr. Alletto’s restricted stock grant was previously publicly reported on a Form 4 filed with the SEC on October 28, 2013. All of the restricted shares granted to Mr. Alletto vest as to one-third of the shares on each of October 28, 2014, October 28, 2015 and October 28, 2016, or in full upon any “change of control.” No dividends are payable on the unvested restricted stock. On December 31, 2013, all of these restricted shares were unvested and therefore had no realizable monetary value as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity awards held by the Named Executive Officers under the Company's Stock Plan which remained outstanding as of December 31, 2013. The Company last implemented an annual equity award program under the Stock Plan in 2008. As of December 31, 2013, all restricted stock awards previously granted under the Stock Plan to any Named Executive Officer had fully vested, other than Mr. Alletto’s restricted stock grant, described above. As of December 31, 2013, all stock options previously granted to any of the Named Executive Officers had expired.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lorenzo Delpani	—	—	—	—	—	—	—	—	—
President and Chief Executive Officer
Lawrence Alletto	—	—	—	—	—	120,000	2,995,200	—	—
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Steven Berns	—	—	—	—	—	—	—	—	—
Former Executive Vice President and Chief Financial Officer
Chris Elshaw	—	—	—	—	—	—	—	—	—
Former Executive Vice President and Chief Operating Officer
Alan T. Ennis	—	—	—	—	—	—	—	—	—
Former President and Chief Executive Officer
David L. Kennedy	—	—	—	—	—	—	—	—	—
Retired Interim Chief Executive Officer and executive Vice Chairman
Robert K. Kretzman	—	—	—	—	—	—	—	—	—
Retired Executive Vice President

(a)	The market value of the restricted shares identified in the table above is based on the $24.96 per share NYSE closing market price of the Company’s Class A Common Stock on December 31, 2013. No dividends are payable on the unvested restricted stock.

OPTION EXERCISES AND STOCK VESTED

None of the Named Executive Officers held any restricted stock that vested during 2013, nor did any of the Named Executive Officers exercise any stock options during 2013. None of the Named Executive Officers hold any stock options or shares of restricted stock, other than Mr. Alletto, whose restricted share grant is described above.

PENSION BENEFITS

The following table shows, as of December 31, 2013, the number of years of credited service under the plans, and the present value of accumulated benefit and payments during the last fiscal year, with respect to each Named Executive Officer who has a benefit under the Retirement Plan and the Pension Equalization Plan, as described below. Messrs. Delpani and Alletto joined the Company in 2013 and do not have any pension benefits, as these plans were frozen effective December 31, 2009.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(a)	Payments During 2013 ($)
Lorenzo Delpani	Retirement Plan Pension Equalization Plan	—	—	—
President and Chief Executive Officer		—	—	—
Lawrence Alletto	Retirement Plan	—	—	—
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	Pension Equalization Plan	—	—	—
Alan T. Ennis	Retirement Plan	4.75	69,731	—
Former President and Chief Executive Officer	Pension Equalization Plan	4.75	84,835	—
Steven Berns	Retirement Plan	7.33	92,921	—
Former Executive Vice President and Chief Financial Officer	Pension Equalization Plan	7.33	41,300	—
Chris Elshaw	Retirement Plan	2.00	29,183	—
Former Executive Vice President and Chief Operating Officer	Pension Equalization Plan	0.67	28,476	—
David L. Kennedy	Retirement Plan	7.50	102,136	—
Retired Interim Chief Executive Officer and executive Vice Chairman	Pension Equalization Plan	7.50	409,285	—
Robert K. Kretzman	Retirement Plan	21.42	815,384	—
Retired Executive Vice President	Pension Equalization Plan	21.42	2,506,972	—
	Employment Agreement	25.42	3,046,455

(a)	The amounts set forth in the Pension Benefits Table are based on the assumptions set forth in Note 16 to the consolidated financial statements in the 2013 Form 10-K. These amounts have been calculated based on the normal retirement age of 65 as specified in the Retirement Plan and Pension Equalization Plan for Messrs. Berns and Elshaw. For Messrs. Ennis, Kennedy and Kretzman, the amounts have been calculated based on the actual benefit commencement date and form of payment elected. Mr. Kretzman's employment agreement provides that he was entitled to accrue retirement benefits through his retirement date and that he is entitled to receive a retirement benefit commencing with his retirement at age 60, or any time thereafter, unadjusted for early retirement. Mr. Kretzman retired at the end of 2013.

The Retirement Plan is intended to be a tax qualified defined benefit plan. The Pension Equalization Plan is a non-qualified and unfunded benefit plan. In May 2009, the Company amended the Retirement Plan and the Pension Equalization Plan to cease future benefit accruals under such plans after December 31, 2009. Prior to such amendments, benefits under the non-cash balance program of the Retirement Plan and the Pension Equalization Plan (the “Non-Cash Balance Program”) were a function of service and final average compensation. The Non-Cash Balance Program was designed to provide an employee having 30 years of credited service with an annuity generally equal to 52% of final average compensation less 50% of estimated individual Social Security benefits. Final average compensation is defined as average annual base salary and bonus (but not any part of bonuses in excess of 50% of base salary) during the five consecutive calendar years in which base salary and bonus (but not any part of bonuses in excess of 50% of base salary) were highest out of the last 10 years prior to retirement or earlier termination. Participants in the Non-Cash Balance Program are eligible for early retirement upon the later of the date that they reach age 55 or complete 10 years of service. The amount payable upon early retirement is calculated based on the normal retirement benefit calculation under the Non-Cash Balance Program, reduced by 1∕2% for each month that benefits start before the normal retirement date of age 65 (or 6% for each full year of early retirement). Messrs. Ennis, Elshaw and Kennedy, each of whom joined the Company after the implementation of the Cash Balance Program (as discussed below), did not participate in the Non-Cash Balance Program.

Effective January 1, 2001, Products Corporation amended the Retirement Plan and the Pension Equalization Plan to provide for a cash balance program under such plans (the “Cash Balance Program”). Prior to ceasing future benefit accruals under such plans after December 31, 2009, under the Cash Balance Program, eligible employees received quarterly pay credits to an individual cash balance bookkeeping account equal to 5% of their base salary and bonus (but not any part of bonuses in excess of 50% of base salary) for the previous quarter. Interest credits, which commenced June 30, 2001, were and will continue to be allocated quarterly (based on the yield of the 30-year Treasury bill for November of the preceding calendar year).

Messrs. Ennis, Elshaw and Kennedy participated in the Cash Balance Program prior to the cessation of future benefit accruals after December 31, 2009. Employees who as of January 1, 2001 were at least age 45, had 10 or more years of service with the Company and whose age and years of service totaled at least 60, including Mr. Kretzman, through his retirement on December 31, 2013, were “grandfathered” and continued to participate in the Non-Cash Balance Program under the same retirement formula described in the preceding paragraph, prior to ceasing future benefit accruals under the Retirement Plan and the Pension Equalization Plan after December 31, 2009; provided, that, as described below, Mr. Kretzman continued to accrue retirement benefits under his employment agreement. All eligible employees had their benefits earned (if any) under the Non-Cash Balance Program “frozen” on December 31, 2000 and began to participate in the Cash Balance Program on January 1, 2001, prior to ceasing future benefit accruals under the Retirement Plan and the Pension Equalization Plan after December 31, 2009. The “frozen” benefits will be payable at normal retirement age and will be reduced if the employee elects early retirement. Mr. Berns’ retirement benefits listed in the table above were all earned during his first period of employment with the Company, which spanned from April 1992 to August 1999, under the Non-Cash Balance Program. Upon his re-employment with the Company in May 2009, he was not eligible for any additional benefit under either the Non-Cash Balance Program or the Cash Balance Program, because (i) he did not complete a full year of re-employment prior to the freezing of the Retirement Plan and the Pension Equalization Plan as of December 31, 2009, and (ii) under the provisions of the Retirement Plan and the Pension Equalization Plan, a vested participant would only have become eligible for additional benefits upon completing one year of service from their re-employment date.

The Retirement Plan and Pension Equalization Plan each provide that employees vest in their benefits after they have completed three years of service with the Company or an affiliate of the Company. Each of the Named Executive Officers is fully vested in his respective benefits under the Retirement Plan and the Pension Equalization Plan as of December 31, 2009. The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations under ERISA and the Code upon the annual benefit payable under all qualified plans of an employer to any one individual. In addition, the Code limits the annual amount of compensation that can be considered in determining the level of benefits under qualified plans. As noted above, the Pension Equalization Plan is a non-qualified and unfunded benefit plan that was designed to provide for the payment by the Company of the difference, if any, between the amount of such maximum limitations and the annual benefit that would otherwise be payable under the Retirement Plan but for such limitations, up to a combined maximum annual straight life annuity benefit at age 65 under the Retirement Plan and the Pension Equalization Plan of $500,000. Benefits provided under the Pension Equalization Plan are conditioned on the participant's compliance with his or her non-competition agreement and on the participant not competing with Products Corporation for one year after termination of employment.

Messrs. Ennis and Berns ceased employment with the Company prior to December 31, 2013. Mr. Elshaw ceased employment with the Company after December 31, 2013 and prior to the date of this Information Statement. Mr. Kennedy retired from the Company prior to, and Mr. Kretzman retired on, December 31, 2013. Based upon the application of IRS rules and the retirement program’s terms, Mr. Ennis has been paid out his “frozen” vested accrued benefit under the Cash Balance Program of the Retirement Plan, as a lump sum, as he elected, and Mr. Elshaw will be paid out his “frozen” vested accrued benefit under the Cash Balance Program of the Retirement Plan, as a lump sum or in the form of a monthly annuity payment, as he elects. Also, Messrs. Ennis and Elshaw will be or have been paid out their “frozen” vested accrued benefit under the Cash Balance Program of the Pension Equalization Plan following 6 months after their respective employment cessation or retirement dates, for Code Section 409A reasons, as a lump sum, as they have elected. Based upon the application of IRS rules and the applicable retirement program’s terms, Mr. Berns will be paid out his “frozen” accrued benefit under the Non-Cash Balance Program, at retirement, in the form of a monthly annuity payment. Based upon the application of IRS rules and the retirement program’s terms, Mr. Kennedy will be paid out his “frozen” vested accrued benefit under the Cash Balance Program of the Retirement Plan, in the form of a monthly annuity payment, as he elected. Mr. Kennedy will also be paid out his “frozen” vested accrued benefit under the Cash Balance Program of the Pension Equalization Plan following 6 months after his retirement date, for Code Section 409A reasons, as a lump sum, as he elected. Based upon the application of IRS rules and the applicable retirement program’s terms, Mr. Kretzman will be paid out his accrued benefit under the Non-Cash Balance Program, commencing with his retirement, which occurred on December 31, 2013, in the form of a monthly annuity payment, provided, the portion of such Non-Cash Balance Program benefit which accrued for Mr. Kretzman under the Pension Equalization Plan and his employment agreement will be delayed for 6 months following his retirement, pursuant to Code Section 409A.

Messrs. Delpani and Alletto do not participate in the Non-Cash Balance Program or the Cash Balance Program, as they joined the Company after the above-referenced plans were frozen at the end of 2009.

NON-QUALIFIED DEFERRED COMPENSATION

Prior to December 31, 2004, employees were able to make contributions to the Company's Excess Savings Plan, a non-qualified, defined contribution, deferred compensation plan, and the Company matched 50% of those contributions up to 6% of pay contributed. New contributions by employees to the Excess Savings Plan were frozen on December 31, 2004. Mr. Kretzman is the only Named Executive Officer who contributed to the Company's Excess Savings Plan before it was frozen.

As previously noted, the Company “froze” its U.S. qualified and non-qualified defined benefit retirement plans (namely, the Retirement Plan and the Pension Equalization Plan) so that no further benefits would accrue thereunder after December 31, 2009. The Company also amended its qualified and non-qualified savings plans effective January 1, 2010 to enable the Company, on a discretionary basis, to make profit-sharing contributions (equal to 3%, 3% and 3% of eligible compensation for 2011, 2012 and 2013, respectively) to the qualified plan and, to the extent eligible compensation exceeds IRS limits, to the Excess Savings Plan (i.e., the non-qualified savings plan).

The Excess Savings Plan provides for substantially the same investment choices as are available in the Company's qualified 401(k) Plan. The Excess Savings Plan does not provide for above-market returns. Payments of participant balances under the Excess Savings Plan commence in accordance with the applicable provisions of the Excess Savings Plan after termination of a participant's employment and may be paid in either annual installments over a period of no more than 10 years or as a single lump-sum payment, as elected by the participant.

Amounts shown in the table below reflect amounts deferred from compensation and Company matching contributions prior to December 31, 2004, plus discretionary Company contributions made under the discretionary employer profit-sharing provisions of the Excess Savings Plan during 2013, as well as total account balances, inclusive of investment returns, as of December 31, 2013. Mr. Kretzman waived his eligibility to receive profit sharing contributions, as he has a retirement benefit under his employment agreement. Messrs. Delpani and Alletto joined the Company in 2013 and do not have any non-qualified deferred compensation benefits, as their initial contributions were paid in early 2014.

Name	Executive Contributions in 2013 ($)	Registrant Contributions for 2013 ($)(a)	Aggregate Earnings in 2013 ($)(b)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/13 ($)(c)
Lorenzo Delpani	—	—	—	—	—
President and Chief Executive Officer
Lawrence Alletto	—	—	—	—	—
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Alan T. Ennis	—	27,237	32,945	—	199,064
Former President and Chief Executive Officer
Steven Berns	—	7,702	8,012	—	68,065
Former Executive Vice President and Chief Financial Officer
Chris Elshaw	—	26,635	6,815	—	128,994
Former Executive Vice President and Chief Operating Officer
David Kennedy	—	—	1,680	—	22,801
Retired Interim Chief Executive Officer and executive Vice Chairman
Robert K. Kretzman	—	—	11,620	—	85,950
Retired Executive Vice President

(a)	These amounts represent discretionary employer contributions credited under the profit-sharing provisions of the Excess Savings Plan in respect to 2013 (including those credited during January 2014 in respect of 2013).

(b)	Amounts reported under “Aggregate Earnings in 2013” are not reported in the Summary Compensation Table. For Mr. Kretzman, his amount represents the appreciation in market returns on his investments under the Excess Savings Plan which he made prior to December 31, 2004, when the employee contribution feature was frozen. See the “Pension Benefits Table” and the “Summary Compensation Table,” above, for a discussion of the Pension Equalization Plan, a non-qualified, deferred compensation plan.
(c)	These amounts represent actual account balances at year end, and do not reflect the portion of the 2013 discretionary employer contributions credited during 2014, nor the earnings on such contributions. The Company has contributed funds to a rabbi trust equal to the Excess Savings Plan’s liabilities. For Mr. Kretzman, who waived his eligibility to receive profit sharing contributions, as he has a retirement benefit under his employment agreement, his amount represents amounts deferred from compensation and Company matching contributions prior to December 31, 2004, when the employee contribution feature was frozen, plus market returns.

DIRECTOR COMPENSATION

The following Director Compensation table shows all compensation paid by the Company to its Directors in respect of 2013.

Name (a)	Fiscal Year	Fees Earned or Paid in Cash ($)(b)	All Other Compensation ($)(c)	Total ($)
Alan S. Bernikow	2013	188,500	32,500	221,000
Paul J. Bohan(d)	2013	79,758	13,851	93,609
Diana Cantor(e)	2013	88,742	—	88,742
Lorenzo Delpani	2013	—	—	—
Viet D. Dinh	2013	148,000	18,648	166,648
Alan T. Ennis	2013	—	—	—
Meyer Feldberg	2013	185,500	—	185,500
David Kennedy	2013	20,563	5,644	26,207
Robert K. Kretzman	2013	—	—	—
Ceci Kurzman	2013	127,083	—	127,083
Debra L. Lee	2013	152,500	—	152,500
Tamara Mellon	2013	133,000	—	133,000
Ronald O. Perelman	2013	—	—	—
Richard Santagati(d)	2013	70,917	—	70,917
Barry F. Schwartz	2013	—	—	—
Kathi P. Seifert	2013	168,500	—	168,500

(a)	See “Summary Compensation Table” regarding compensation earned in respect of 2013 by each of Messrs. Delpani, Ennis, Kennedy and Kretzman in their respective roles as an executive officer. Messrs. Delpani, Ennis, Kretzman, Perelman and Schwartz did not receive any compensation for their service as Directors during 2013. Mr. Kennedy only received compensation for his service as a Director from and after his November 2013 retirement as an executive officer.
(b)	During 2013, the Company's Board compensation structure was comprised of the following components: (i) an annual Board retainer of $115,000; (ii) Board and Committee meeting fees of $1,500 per meeting; (iii) an additional annual retainer of $10,000 for each Committee chairman; and (iv) an additional annual Audit Committee membership retainer of $10,000.
(c)	The amounts shown under the “All Other Compensation” column reflect fees received by Messrs. Bernikow, Bohan, Dinh and Kennedy during 2013 as members of the Board of Directors of Products Corporation (the Company's wholly-owned operating subsidiary). Products Corporation's non-employee directors (i.e., those Directors who were not receiving compensation as officers or employees of the Company or any of its affiliates) are paid a retainer fee of $25,000 per annum and are entitled to a meeting fee of $1,500 for each meeting of Products Corporation's Board of Directors that they attend. Messrs. Delpani, Ennis, Perelman and Schwartz also served as Directors of Products Corporation during 2013, but received no fees for such service. As noted above, Mr. Kennedy only received compensation for his service as a Director of Products Corporation from and after his November 2013 retirement as an executive officer.
(d)	Messrs. Bohan and Santagati did not stand for re-election at the Company’s 2013 Annual Stockholders’ Meeting.
(e)	Ms. Cantor was elected to the Company’s Board of Directors at the Company’s 2013 Annual Stockholders’ Meeting, in June 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of each class of the Company's voting capital stock beneficially owned, and the percent so owned, by (i) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities; (ii) each director of the Company; (iii) the Chief Executive Officer and each of the other Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. The number of shares owned are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Information Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of voting capital stock as to which a person has sole or shared voting power or investment power and any shares of voting capital stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Class A Common Stock)		Percentage of Class (Class A Common Stock)
Ronald O. Perelman	40,669,640	(1)	77.7%
c/o MacAndrews and Forbes Holdings Inc., 35 E. 62nd St., New York, NY 10065
Lawrence Alletto	0		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Alan S. Bernikow	13,250		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Steven Berns (2)	15,955		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Diana Cantor	0		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Lorenzo Delpani	0		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Viet D. Dinh	0		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Chris Elshaw (2)	44,407		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Alan Ennis (2)	45,304		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Meyer Feldberg	13,250		*
c/o Revlon, 237 Park Ave., New York, NY 10017
David L. Kennedy	111,550		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Robert K. Kretzman	46,592		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Ceci Kurzman	0		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Debra L. Lee	13,250		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Tamara Mellon	10,750		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Barry F. Schwartz	0		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Kathi P. Seifert	13,250		*
c/o Revlon, 237 Park Ave., New York, NY 10017
Cristiana Falcone Sorrell	0		*
c/o Revlon, 237 Park Ave., New York, NY 10017
All Directors and Executive Officers, as a Group	40,997,198		78.3%
(18 Persons)

*Less than one percent.

(1)	Mr. Perelman beneficially owned, directly and indirectly through M&F, as of the Record Date, 40,669,640 shares of Class A Common Stock (of which, (a) 36,108,030 shares were beneficially owned by M&F; and (b) 4,561,610 shares were beneficially owned by a family member of Mr. Perelman with respect to which shares M&F holds a voting proxy). In October 2013, M&F voluntarily converted all of its 3,125,000 shares of Revlon, Inc. Class B Common Stock, which had 10 votes per share, on a one-for-one basis into 3,125,000 shares of Class A Common Stock, which have 1 vote per share. Such Common Stock share ownership represented approximately 78% of the Company’s issued and outstanding voting capital stock as of March 20, 2014. M&F has advised the Company that it has pledged shares of Class A Common Stock to secure certain obligations of M&F. Additional shares of Revlon, Inc., and shares of common stock of intermediate holding companies between Revlon, Inc. and M&F, may from time to time be pledged to secure obligations of M&F. A default under any of these obligations that are secured by the pledged shares could cause a foreclosure with respect to such shares of Class A Common Stock, Products Corporation’s common stock or stock of intermediate holding companies between Revlon, Inc. and M&F. A foreclosure upon any such shares of common stock or dispositions of shares of Revlon, Inc.’s Class A Common Stock, Products Corporation's common stock or stock of intermediate holding companies between Revlon, Inc. and M&F which are beneficially owned by M&F could, in a sufficient amount, constitute a “change of control” under the Company’s amended and restated bank term loan agreement and multi-currency revolving credit agreement and the indenture governing the 5 3∕4% Senior Notes (as hereinafter defined). A change of control constitutes an event of default under the Company’s credit agreements, which would permit Products Corporation’s lenders to accelerate amounts outstanding under such facilities. In addition, holders of the 5 3∕4% Senior Notes may require Products Corporation to repurchase their respective notes under those circumstances.

(2)	Messrs. Berns, Ennis and Elshaw ceased employment with the Company prior to the date of this Information Statement; shares reported are as of their respective employment termination dates.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2013, with respect to all equity compensation plans of the Company previously approved and not previously approved by its stockholders: (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights; (ii) the weighted-average exercise price of such outstanding options, warrants and rights; and (iii) the number of securities remaining available for future issuance under such equity compensation plans, excluding securities reflected in column (a).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Previously Approved by Stockholders:
Stock Plan	800	(1)	$27.50	4,515,656	(2)
Not Previously Approved by Stockholders:	—		—	—

(1)	Represents stock options issued and outstanding under the Stock Plan; does not include the 120,000 shares of restricted stock that were outstanding as of December 31, 2013, which were not yet vested and are subject to risk of forfeiture.
(2)	As of December 31, 2013, all of these shares remained available for issuance as awards of any kind under the Stock Plan, including awards of restricted stock and restricted stock units.

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,

Lucinda K. Treat
Executive Vice President and Chief Legal, Human Resources, Compliance and Corporate Affairs Officer

[•], 2014

Annex A

Fourth Amended and Restated Revlon, Inc. Stock Plan

ARTICLE I

GENERAL

1.1    Purpose.    The purpose of this Fourth Amended and Restated Revlon, Inc. Stock Plan (the “Plan”) is to provide for certain officers, directors and executive, managerial and other employees of Revlon, Inc. (“Revlon” and, together with its subsidiaries, the “Company”) and its Affiliates an incentive to maintain and enhance the long-term performance and profitability of the Company. It is the further purpose of the Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

1.2    Administration.

(a) The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of Revlon (the “Board”), which committee shall consist of two or more directors. It is intended that the directors appointed to serve on the Committee shall be “outside directors” (within the meaning of Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto) to the extent Code section 162(m) is applicable, and that discretionary grants of Awards to non-employee directors be administered by a committee of “non-employee directors” (as such term is defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); however, the mere fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the sole discretion of, the Board. To the extent permitted by applicable law, the Committee may delegate to any officer of Revlon the authority to grant options (as defined below) to officers or employees of the Company who are not subject to Section 16 of the Exchange Act, or the limitations of Code section 162(m).

(b) The Committee shall have the discretionary authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and Plan agreements executed pursuant to Section 2.6, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(c) The determination of the Committee on all matters relating to the Plan or any Plan agreement (as defined in Section 2.6) shall be conclusive.

(d) No member of the Committee shall be liable for any Plan Action (as defined in Section 3.2(a)), including without limitation any action or determination made in good faith with respect to the Plan or any Award hereunder.

1.3    Persons Eligible for Awards.    Awards under the Plan may be made to such officers, directors and executive, managerial and other employees (“key personnel”) of the Company or its Affiliates as the Committee shall in its sole discretion select. The Committee may make grants of Awards conditional upon execution by the grantee of the Company's standard Agreement on Confidentiality and Non Competition, as in effect from time to time.

1.4    Types of Awards Under the Plan.

(a) Awards may be made under the Plan in the form of (i) stock options (“options”), (ii) stock appreciation rights (“stock appreciation rights”) related to an option (“related stock appreciation rights”), (iii) stock appreciation rights not related to any option (“unrelated stock appreciation rights”), (iv) restricted stock awards, (v) unrestricted stock awards and (vi) restricted stock unit awards, all as more fully set forth in Article II (collectively, “Awards”).

(b) Options granted under the Plan may be either (i) “nonqualified” stock options subject to the provisions of Code section 83 or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

(c) All options when granted are intended to be nonqualified options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is granted with the stated intent that it be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified option appropriately granted under the Plan provided that such option (or portion) otherwise satisfies the terms and conditions of the Plan relating to nonqualified options generally.

1.5    Shares Available for Awards.

(a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Awards may be granted shall be equal to the excess (if any) of (i) 6,565,000 shares over (ii) the sum (without duplication) of (A) the number of shares subject to outstanding options, outstanding unrelated stock appreciation rights, outstanding restricted stock awards not vested pursuant to the lapse of restrictions and outstanding restricted stock unit awards as to which the award cycle has not expired, granted under the Plan, (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan, (C) the number of shares subject to an option, restricted stock award or restricted stock unit award or part thereof which is canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (D) the number of shares in respect of which stock appreciation rights granted under the Plan shall have previously been exercised, (E) the number of shares previously vested pursuant to the lapse of restrictions under restricted stock awards granted under the Plan, (F) the number of shares previously issued pursuant to unrestricted stock awards, and (G) the number of shares previously issued or issuable pursuant to restricted stock unit awards as to which the award cycle has expired. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the grantee having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a grantee shall not be deemed to have received any “benefit” (i) in the case of forfeited restricted stock awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to subsection (c) of this Section 1.5 by reason of a new Award being granted in substitution therefor. The grant or vesting of restricted stock unit awards that by their terms may be settled solely in cash shall not reduce the number of shares of Common Stock that may be made subject to awards under the Plan. Further, to the extent that payment for an option upon exercise is made with shares of Common Stock or shares of Common Stock are withheld from payment of an Award (including without limitation upon vesting of restricted stock) in satisfaction of any federal, state or local tax withholding requirements, such shares shall be available for future Awards under the Plan.

(b) Shares of Common Stock that shall be subject to issuance pursuant to Awards made under the Plan shall be authorized and unissued or treasury shares of Common Stock.

(c) Without limiting the generality of the preceding provisions of this Section 1.5, the Committee may, but solely with the grantee's consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is made.

(d) In any calendar year, a person eligible for Awards under the Plan may not be granted options or stock appreciation rights covering in the aggregate a total of more than 100,000 shares of Common Stock. In any calendar year, an “independent” director (as determined pursuant to Revlon's “Board Guidelines for Assessing Director Independence” or similar guidelines in effect from time to time) of Revlon who is not also an employee of the Company may not be granted options or stock appreciation rights covering in the aggregate more than such number of shares of Common Stock with a fair market value (determined as of any respective date of grant in accordance with Section 1.6(c)) in excess of $100,000.

1.6    Definitions of Certain Terms.

(a) The term “Affiliate” as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(b) The term “Common Stock” as used herein means the shares of Class A Common Stock of Revlon as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

(c) Except as otherwise determined by the Committee, the term “fair market value” as used herein as of any date and in respect of any share of Common Stock shall mean, as determined by the Committee, either (i) the closing price of a share of Common Stock as reported on the New York Stock Exchange (or such other securities exchange or national market system on which Common Stock is principally traded) as of such date or (ii) the mean between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange (or such other securities exchange or national market system on which Common Stock is principally traded) as of such date.

(d) In no event shall the fair market value of any share of Common Stock, the option exercise price of any option, the appreciation base per share of Common Stock under any stock appreciation right, or the amount payable per share of Common Stock under any other Award, be less than the par value per share of Common Stock.

ARTICLE II

STOCK OPTIONS; STOCK APPRECIATION RIGHTS; STOCK AWARDS; RESTRICTED STOCK UNIT AWARDS

2.1    Grant of Stock Options.    The Committee may grant options under the Plan to purchase shares of Common Stock to such key personnel, in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan.

2.2    Grant of Stock Appreciation Rights.

(a) The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time such option is granted or at any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan. The grantee of a related stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, thereby have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related stock appreciation right, but only to the extent that the related option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the related stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

(b) The Committee may grant an unrelated stock appreciation right to such key personnel, and in such amounts and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

(c) Payment due to the grantee upon exercise of a stock appreciation right shall be made (i) by check, (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise), or (iii) partly in the manner provided in clause (i) and partly in the manner provided in clause (ii), all as determined by the Committee in its sole discretion. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

(d) The grant or exercisability of any stock appreciation right may be subject to such conditions as the Committee, in its sole discretion, shall determine, including a change of ownership or control of the Company or an Affiliate. A stock appreciation right may be deemed to be automatically exercised upon the occurrence of such events or conditions as may be determined by the Committee in an applicable Plan agreement.

2.3    Special ISO Requirements.    In order for a grantee to receive special tax treatment with respect to stock acquired under an option granted as an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction in which Code section 424(a) applies. If an option granted under the Plan is intended to be an incentive stock option, then the option exercise price per share shall in no event be less than 100% of the fair market value of the Common Stock on the date of such grant. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10 percent or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted. Options granted under the Plan that are intended to be incentive stock options may also have additional limitations pursuant to the Code.

2.4    Restricted and Unrestricted Stock Awards.

(a) The Committee may grant restricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel, and subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment, or in the case of directors who are not employees of the Company or its Affiliates, their services as such, with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(b) The Committee may grant unrestricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel and subject to such terms and conditions as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements.

(c) Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such Award and when or in what circumstances such payment is required to be made. If a grantee made any payment for a restricted stock award or portion thereof which does not vest, appropriate payment shall be made to the grantee upon or following such forfeiture if and on such terms and conditions as the Committee may determine.

(d) Upon the grant of a restricted stock award, the Company shall promptly instruct its transfer agent to record the restricted stock as the property of the grantee, subject to the restrictions, terms and conditions set forth in the applicable Plan agreement. The Committee may provide that a certificate or certificates representing the shares underlying a restricted stock award shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares become vested or are forfeited, all on such terms and conditions as the Committee may determine. Except as the applicable Plan agreement may otherwise provide, no shares underlying a restricted stock award may be assigned, transferred, or otherwise encumbered or disposed of by the grantee until such shares have vested in accordance with the terms of such Award. Subject to the provisions of Section 3.2, upon the vesting of a restricted stock award in accordance with the terms of such Award, the Company shall promptly instruct its transfer agent to eliminate any notation of the restrictions with respect to the shares and to record the shares as outstanding, with no restrictions. After any restricted stock award shall vest, the Company may issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) a certificate or certificates for the Common Stock underlying such restricted stock award without the restrictive legend on such terms and conditions as the Committee may determine.

(e) If and to the extent that the applicable Plan agreement may so provide, a grantee shall have the right to vote and receive dividends on the shares underlying a restricted stock award granted under the Plan. Unless otherwise provided in the applicable Plan agreement, any stock received as a dividend on, or in connection with a stock split of, the shares underlying a restricted stock award shall be subject to the same restrictions as the shares underlying such restricted stock award.

(f) In the event that the Committee grants a stock award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply (as such rules may be modified by the Committee to conform with Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (i) payments under the stock award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the stock award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the stock award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes; (iii) in any year, a grantee may not be granted stock awards covering a total of more than 100,000 shares of Common Stock pursuant to this Section 2.4(f); and (iv) once granted, the Committee may not have discretion to increase the amount payable under such stock award, provided, however, that whether or not a stock award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board or any successor thereto (“APB Opinion No. 30”), (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making any award under this Section 2.4(f), certify in writing that all applicable performance goals have been attained.

2.5    Restricted Stock Unit Awards.

(a) The Committee may grant restricted stock unit awards, alone or in tandem with other Awards under the Plan, to acquire shares of Common Stock to such key personnel and in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

(b) Each restricted stock unit award under the Plan shall relate to a specified maximum number of shares, and shall be exchangeable, as determined in the sole discretion of the Committee, for all or a portion of such shares, or for cash (or such other form of consideration as may be determined by the Committee equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of unrestricted shares, at the end of such specified period (an “award cycle”) as may be established by the Committee. The number of such shares which may be deliverable pursuant to such restricted stock unit award shall be conditioned upon the completion of a specified period of employment (or in the case of directors who are not employees of the Company or its Affiliates, their services as such) with the Company or an Affiliate, upon the attainment over such award cycle of such measure of the performance of the Company, an Affiliate, one or more of its or their respective divisions or other business units, or the grantee, and/or upon such other criteria as the Committee may determine in its sole discretion. The Committee may make such provision in the Plan agreement for full or partial credit, prior to completion of such award cycle or achievement of the degree of attainment of any measures of performance specified in connection with such restricted stock unit award, in the event of the participant's death, retirement or other cessation of services, or disability, or in such other circumstances, as the Committee in its sole discretion may determine to be fair and equitable to the participant or in the interest of the Company.

(c) In the event that the Committee grants a restricted stock unit award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply (as such rules may be modified by the Committee to conform with Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions, and any changes thereto): (i) payments under the restricted stock unit award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the restricted stock unit award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the restricted stock unit award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes; (iii) in any year, a grantee may not be granted restricted stock unit awards covering a total of more than 100,000 shares of Common Stock pursuant to this Section 2.5(c); and (iv) once granted, the Committee may not have discretion to increase the amount payable under such restricted stock unit award, provided, however, that whether or not a restricted stock unit award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all determined in accordance with standards established by APB Opinion No. 30, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making any award under this Section 2.5(c), certify in writing that all applicable performance goals have been attained.

(d) To the extent determined by the Committee and provided in a Plan agreement, dividend equivalents shall be credited to a grantee in respect of restricted stock units held by the grantee. Such dividend equivalents shall be converted into additional restricted stock units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of restricted stock units then credited by (ii) the fair market value per share of Common Stock on the payment date for such dividend. The additional restricted stock units credited by reason of such dividend equivalents shall be subject to all the terms and conditions of the restricted stock unit to which they relate.

2.6    Agreements Evidencing Awards.

(a) Awards granted under the Plan shall be evidenced by written agreements (“Plan agreements”) which shall contain such provisions not inconsistent with the terms and provisions of the Plan as the Committee may in its sole discretion deem necessary or desirable.

(b) Each Plan agreement with respect to the granting of an Award other than a related stock appreciation right shall set forth the number of shares of Common Stock subject to the Award granted thereby. Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

(c) Each Plan agreement with respect to the granting of an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

(d) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the “appreciation base”) over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to an unrelated stock appreciation right shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted. The appreciation base per share of Common Stock subject to a related stock appreciation right shall in all cases be the option exercise price per share of Common Stock subject to the related option.

2.7    Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option.    Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

2.8    Exercisability of Options, Stock Appreciation Rights and Other Awards; Cancellation of Awards in Certain Cases.

Subject to the other provisions of the Plan:

(a) Except as hereinafter provided, each Plan agreement with respect to an option or stock appreciation right shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, and each Plan agreement with respect to a restricted stock award or restricted stock unit award shall set forth the period after which and the conditions subject to which the shares underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion. Unless the applicable Plan agreement otherwise specifies: no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant, and each option or stock appreciation right granted under the Plan shall become cumulatively exercisable with respect to 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the first anniversary of the date of grant, and with respect to an additional 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on each of the second and third anniversaries of the date of grant, and shall become 100% exercisable on the fourth anniversary of the date of grant, and shall remain 100% exercisable until the expiration date of the Award and shall terminate and cease to be exercisable on the day after the expiration date of the Award.

(b) Except as provided in Section 2.10(e), (i) no option or stock appreciation right awarded on or after April 14, 2004 may be exercised more than 7 years after the date of grant, and (ii) no shares of Common Stock underlying any other Award under the Plan may vest or become deliverable more than 10 years after the date of grant.

(c) Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

(d) Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

(e) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.9.

(f) Unless the applicable Plan agreement otherwise provides: in the case of an option or stock appreciation right, at any time after the Company's receipt of written notice of exercise of an option or stock appreciation right and prior to the option or stock appreciation right exercise date (as defined in subsection (g) of this Section 2.8), and in the case of a stock award or restricted stock unit award, at any time within the six business days immediately preceding the otherwise applicable date on which the previously restricted stock award or restricted stock unit award would otherwise have become unconditionally vested or the shares subject thereto unconditionally deliverable, the Committee, in its sole discretion, shall have the right, by written notice to the grantee, to cancel such Award or any part thereof if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Common Stock from the public markets, the Company's issuance of Common Stock to the grantee, the grantee's acquisition of Common Stock from the Company and/or the grantee's sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the grantee an amount equal to the excess of (i) the aggregate fair market value of the shares of Common Stock subject to the Award or part thereof canceled (determined as of the option or stock appreciation right exercise date, or the date that shares would have been unconditionally vested or delivered in the case of a stock award or restricted stock unit award), over (ii) the aggregate option exercise price or appreciation base of the option or stock appreciation right or part thereof canceled (in the case of an option or stock appreciation right) or any amount payable as a condition of delivery of shares (in the case of a stock award or restricted stock unit award). Such amount shall be delivered to the grantee as soon as practicable after such Award or part thereof is canceled.

(g) Unless the applicable Plan agreement otherwise provides, the “option exercise date” and the “stock appreciation right exercise date” shall be the date that written notice of exercise, together with payment, are received by the Company; provided that if subsection (f) of this Section 2.8 is applicable, the option exercise date or stock appreciation right exercise date shall be the later of: (i) the sixth business day following the date written notice of exercise is received by the Company; and (ii) the date when payment is received by the Company.

(h) Notwithstanding any other provision of the Plan (but except as otherwise provided in this subsection (h)), Awards other than options and stock appreciation rights shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) in the event of a Reorganization Event (as defined in Section 3.11(a)) or, in respect of such an Award to any grantee, in the event of the grantee's death, disability, or retirement, no such minimum vesting period shall be required, (ii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iii) subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date, the total number of shares of Common Stock with respect to which Awards may be made under this Section 2.8(h) without minimum vesting requirements shall not exceed (A) 656,500 shares (1) less the sum (without duplication) of (a) the number of shares subject to outstanding Awards granted pursuant to this clause (iii) or parts thereof not vested pursuant to the lapse of restrictions, (b) the number of shares subject to Awards granted pursuant to this clause (iii) or parts thereof which are canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), and (c) the number of shares subject to Awards granted pursuant to this clause (iii) or parts thereof which have vested pursuant to the lapse of restrictions, (2) plus (a) the number of shares subject to Awards granted pursuant to this clause (iii) or parts thereof not vested pursuant to the lapse of restrictions which are canceled without payment of cash or other consideration in connection with termination of the grantee's employment, services or otherwise and (b) shares of Common Stock withheld by the Company for taxes upon vesting of any such Awards granted pursuant to this clause (iii)). For purposes of this subsection (h), vesting over a three-year period or one-year period (as the case may be) may include periodic vesting determined by the Committee over such period if the rate of such vesting is proportional throughout such period; provided, however, that, other than Awards granted under clause (iii) of this Section 2.8(h), Awards other than options and stock appreciation rights may not include periodic vesting thereunder for any interval of less than one year.

2.9    Payment of Award Price.

(a) Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option or stock appreciation right must be accompanied by payment of the full option or stock appreciation exercise price. If Section 2.8(g) applies, and the six business day delay for the option exercise date or stock appreciation right exercise date is applied, the grantee shall have no right to pay the option or stock appreciation right exercise price or to receive Common Stock with respect to the option or stock appreciation right exercise prior to the lapse of such six business days.

(b) Payment of the option exercise price and of any other payment required by the Plan agreement to be made pursuant to any other Award shall be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee); (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee's sole discretion be deemed conditional; and/or (iii) unless otherwise provided in the applicable Plan agreement, by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Committee may in its sole discretion determine that will not result in variable accounting treatment) having a fair market value (determined as of the option exercise date, in the case of options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby or attestation as to the ownership of such shares of Common Stock by the grantee, provided that the Committee may require, as a condition of accepting any such delivery (or attestation as to ownership) of shares of Common Stock, that the grantee furnish an opinion of counsel acceptable to the Company to the effect that such delivery (or attestation) would not result in the grantee incurring any liability under Section 16(b) of the Exchange Act and does not require any Consent (as defined in Section 3.2(b)) (a “Compliance Opinion”). Payment in accordance with clause (i) of this Section 2.9(b) may be deemed to be satisfied, if and to the extent that the applicable Plan agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock to be acquired pursuant to the Award to pay for all of the Common Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Common Stock, provided that the Committee may require, as a condition of accepting any such payment, that the grantee furnish a Compliance Opinion. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Sections 2.8(f) and 3.2, deliver to the grantee a certificate or certificates for the shares of Common Stock deliverable pursuant to such Award, which certificate or certificates may bear such legends as the Company may deem appropriate concerning restrictions on their disposition in accordance with applicable federal and state securities laws, rules and regulations or otherwise.

(c) Notwithstanding any other provision of this Plan or the applicable Plan agreement, no grantee shall, directly or indirectly, sell any shares of Common Stock unless (i) such grantee owns the shares to be sold or has exercised an Award with respect thereto and the shares to be sold are immediately issuable to the grantee pursuant to such exercise (subject to Section 2.8(g) if applicable) and (ii) such grantee delivers such shares in settlement in accordance with all settlement rules applicable to such transaction.

2.10    Termination of Employment or Services.

(a) The following “default rules” set forth in this Section 2.10 shall govern the exercisability of options and the continuation of other Awards following termination of employment of a grantee with the Company and its Affiliates, or the termination of services as a director for the Company and its Affiliates for directors who are not employees of the Company or its Affiliates, except in each case where: (i) other provisions of the Plan specify a different rule (e.g., Section 3.11 dealing with early termination of an option in connection with certain corporate events); or (ii) the Plan agreement provides for a different rule (as specified by the Committee pursuant to its authority under the Plan).

(b) Upon termination of a grantee's employment with the Company and its Affiliates, or in the case of termination of services for directors who are not employees, (i) by the Company or its Affiliate either for (A) “good reason” as defined in the Revlon Executive Severance Policy as in effect on the date of adoption of this Plan, with respect to employees or (B) “good reason,” “cause” or any like term as defined under any employment agreement to which a grantee may be a party or, in the case of non-employee directors, removal for cause as set forth in Revlon's By-laws from time to time or (ii) by a grantee otherwise than either for (A) “good reason,” “cause” or any like term as defined under any employment agreement to which a grantee may be a party from time to time or (B) the reasons described in subsection (d) or (e) hereof, all outstanding options and stock appreciation rights granted to such grantee shall cease to be exercisable, the portions of all restricted stock or restricted stock unit Awards which are unvested or as to which all restrictions have not lapsed shall be automatically cancelled and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment with respect to employees or termination of services in the case of non-employee directors, and all outstanding Awards held by such grantee shall in all respects automatically be canceled on the date of such termination of employment or services, as the case may be.

(c) Upon termination of a grantee's employment with the Company and its Affiliates, or in the case of termination of services for non-employee directors, for any reason other than as described in subsection (b), (d) or (e) hereof (including by reason of such grantee's employer ceasing to be an Affiliate of the Company), the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of termination of employment or, in the case of non-employee directors, services, may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of such employment or services, as the case may be, may be given for a period of ninety (90) days from and including the date of termination of such employment or services, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment or services, and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled on the date of such termination of employment or services.

(d) If the grantee voluntarily retires with the consent of the grantee's employer or retires as a non-employee director with the consent of the Company or the grantee's employment or services as a non-employee director terminates due to permanent disability, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of voluntary retirement or termination of employment or, in the case of non-employee directors, services, may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of such employment or services, as the case may be, may be given for a period of one year from and including the date of termination of such employment or services, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment or services, and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled on the date of such termination of employment or services.

(e) If the grantee's employment or services (in the case of non-employee directors) terminates by reason of death, or if the grantee's employment or services (in the case of non-employee directors) terminates under circumstances providing for continued exercisability under subsection (c) or (d) of this Section 2.10 and during the period of continued exercisability described in subsection (c) or (d) the grantee dies, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of the grantee's death may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of death of such grantee may be given by the person to whom such rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the grantee's death (notwithstanding that such period may extend beyond the otherwise applicable expiration date of the Award), but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee (or the person to whom such rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution)) may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following either the date of death of such grantee as respects a grantee whose employment or services terminates by reason of death, or the date provided in subsection (c) or (d) as respects a grantee whose death occurs during the period of continued exercisability provided in subsection (c) or (d), and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled either on the date of death of such grantee as respects a grantee whose employment or services terminates by reason of death, or the date provided in subsections (c) or (d) as respects a grantee whose death occurs during the period of continued exercisability provided in subsections (c) or (d).

(f) Notwithstanding the foregoing, the Committee may, subject to the provisions of this subsection (f), provide for a longer or shorter period for exercise of an option or stock appreciation right or may permit a grantee to continue vesting under any option, stock appreciation right or restricted stock or restricted stock unit award or to make any payment, give any notice and continue satisfying any performance or other condition under any other Award in the case of a grantee whose employment terminates, as follows:

(i) the Committee may make the aforesaid adjustments in respect to Awards of restricted stock and restricted stock units not subject to the minimum vesting requirements of Section 2.8(h), which have been granted pursuant to the exception thereto in Section 2.8(h)(iii), in the case of a grantee whose employment has terminated, for any reason in the Committee's discretion, and

(ii) the Committee may make the aforesaid adjustments in respect to any Award granted under the Plan (without limitation by clause (i) immediately above) in the case of a grantee whose employment has terminated due to (or in connection with) the following circumstances: (1) the occurrence of a Reorganization Event involving the Company; or (2) such grantee's employer ceases to be an Affiliate of the Company; or (3) a grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company; or (4) a grantee voluntarily retires with the consent of the grantee's employer or retires as a non-employee director with the consent of the Company; or (5) a grantee's employment or services as a non-employee director terminates due to permanent disability; or (6) a grantee dies.

The Committee may in its sole discretion determine: (i) whether any termination of employment or services (in the case of non-employee directors) is a voluntary retirement with employer or the Company consent or is due to permanent disability for purposes of the Plan; (ii) whether any leave of absence (including any short-term or long-term disability or medical leave) constitutes a termination of employment within the meaning of the Plan; (iii) the applicable date of any such termination of employment or services (in the case of non-employee directors) or permanent disability; and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

(g) Any grantee who terminates employment with the Company and its Affiliates who accepts employment with a competitor of the Company in violation of the Company's Employee Agreement as to Confidentiality and Non-Competition, as in effect from time to time, or in violation of any other non-competition agreement or covenant executed by the grantee, as in effect from time to time, shall, within ten (10) days of such acceptance of employment, make a cash payment to the Company equal to the value of any: (1) profits realized from the exercise of any option or stock appreciation right during the twelve (12) month period immediately prior to termination of employment; and (2) restricted stock which vested, or any other Award which vested or for which consideration was received, during the twelve (12) month period immediately prior to the date of such termination of employment and the Company shall be authorized to deduct such amounts from any amounts otherwise due such grantee.

ARTICLE III

MISCELLANEOUS

3.1    Amendment of the Plan; Modification of Awards.

(a) The Board may, without shareholder approval, at any time and from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall impair any rights under any Award theretofore made under the Plan without the consent of the person to whom such Award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall, without approval by a majority in voting power of Revlon's stockholders:

(i) materially increase the benefits accruing to grantees under the Plan;

(ii) materially increase the number of shares of Common Stock in respect of which Awards may be issued under the Plan pursuant to Section 1.5, or increase the number of shares of Common Stock in respect of which Awards may be granted in any year under Section 1.5;

(iii) materially modify the designation in Section 1.3 of the class of persons eligible to receive Awards under the Plan;

(iv) except as provided in Section 2.10(e), (A) permit a stock option or unrelated stock appreciation right awarded on or after April 14, 2004 to be exercisable more than 7 years after the date of grant, or (B) permit shares of Common Stock underlying any other Award to vest or become deliverable more than 10 years after the date of grant;

(v) permit a stock option to have an option exercise price, or a stock appreciation right to have an appreciation base, of less than 100% of the fair market value of a share of Common Stock on the date the stock option or stock appreciation right is granted;

(vi) have the effect of lowering the option exercise price of any option or the appreciation base per share of any stock appreciation right after it is granted; or

(vii) extend the term of the Plan beyond the period set forth in Section 3.14.

(b) Unless otherwise provided in the Plan or the applicable Plan agreement and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an Award may vest or be exercised and/or (ii) extend the scheduled expiration date of the Award, except that no such amendment shall impair any rights under any Award theretofore made under the Plan to the grantee without the consent of the grantee.

3.2    Restrictions.

(a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of shares or other rights thereunder, any determination regarding vesting or termination of any Award or satisfaction of any performance or other condition thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be required to be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee shall determine that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

(b) The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state, local or foreign law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state, local or foreign law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its Affiliates.

3.3    Nontransferability.

(a) No Award granted to any grantee under the Plan and no rights under any Plan agreement shall be assignable or transferable by the grantee (voluntarily or by operation of law) other than by will or by the laws of descent and distribution to the extent provided by the Plan and any applicable Plan agreement. During the lifetime of the grantee, all rights with respect to any Award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by such grantee.

(b) Notwithstanding Section 3.3(a), the Committee may in the applicable Plan agreement or at any time thereafter provide that options granted hereunder which are not intended to qualify as incentive stock options under Code section 422 may be transferred without consideration by the grantee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(i) the grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”);

(ii) a trust solely for the benefit of the grantee and or members of his or her Immediate Family; or

(iii) a partnership or limited liability company whose only partners or shareholders are the grantee and/or members of his or her Immediate Family members

(each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a “Permitted Transferee”); provided that the grantee provides the Committee with advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Plan agreement; and provided further that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act, no such options may be transferred within six months of the grant date to the extent such transfer would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act. The terms of any such transferred option shall apply to the Permitted Transferee, except that Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution.

3.4    Withholding Taxes.

(a) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right, upon the lapse of restrictions on restricted stock awards, pursuant to restricted stock unit awards or otherwise, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid to a grantee under the Plan (whether upon the exercise or cancellation of an Award or otherwise), the Company shall be entitled as a condition of its payment to deduct therefrom, or from any compensation, expense reimbursement or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax and like requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

(b) With the approval of the Committee, a grantee may satisfy the foregoing withholding requirements, in whole or in part, by electing to have the Company withhold from delivery shares of Common Stock having a fair market value (determined as of the date as of which the amount of tax to be withheld is determined) equal to the minimum amount of tax required to be withheld. A grantee may also satisfy, in whole or in part, the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such shorter or longer period as the Committee may approve or require that will not result in variable accounting treatment) having a fair market value (determined as of the date of such delivery by the grantee) equal to the amount otherwise payable. Without limiting the generality of the foregoing, the Committee may require, as a condition of accepting any such delivery or approving any such withholding of shares of Common Stock, that the grantee furnish a Compliance Opinion.

3.5    Adjustments Upon Changes in Capitalization.    In the event that any dividend or other distribution is declared by the Company (whether in the form of cash, Company stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event with respect to the Company, if the Committee determines in its sole discretion that it is appropriate to do so, (i) the number and kind of shares of Common Stock or other property which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock, cash, or other property to be issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the maximum number of shares subject to Awards which may be awarded to any grantee during any period shall be equitably adjusted (including without limitation by way of cancellation of an Award in exchange for a cash payment) to prevent the dilution or enlargement of the rights of grantees without change in any aggregate purchase price; provided that no incentive stock option granted under the Plan shall be adjusted in a manner that causes such option to fail to continue to qualify as an “incentive stock option” within the meaning of Code section 422 without the consent of the grantee. Adjustments under this Section 3.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

3.6    Right of Discharge Reserved.    Nothing in the Plan or in any Plan agreement shall confer upon any officer, director, employee or other person the right to continue in the employment of, or to continue performing services as a director for, the Company or any of its Affiliates or affect any right which the Company or any of its Affiliates may have to terminate the employment or services of such officer, director, employee or other person.

3.7    No Rights as a Stockholder.    No grantee or other person exercising an option or stock appreciation right or entitled to delivery of shares of Common Stock pursuant to any other Award shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or stock appreciation right or shares deliverable upon exercise of any other Award until the issuance of a stock certificate to such person for such shares or such person is otherwise deemed to have been issued shares pursuant to this Plan (including without limitation pursuant to Section 2.4(d)). Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is registered in the name of the grantee. In the case of a grantee of a restricted stock award, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

3.8    Nature of Payments.

(a) Any and all grants of options, stock appreciation rights, stock awards and restricted stock unit awards and payments of cash or issuances of shares of Common Stock hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

(b) All such grants, issuances and payments shall constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in calculating the amount of compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate, on the one hand, and the grantee on the other hand.

(c) By accepting an Award under the Plan, the grantee shall thereby be understood to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract or other agreement with the grantee, whether any such agreement is executed before or after the grant date of the Award.

3.9    Non-Uniform Determinations.    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of rights pursuant to the terms of the Plan or any Plan agreement, and (d) the treatment of leaves of absences, disability leaves, terminations for cause or good reason and other determinations under the Plan or any Plan agreement.

3.10    Other Payments or Awards.    Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment or granting any right to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11    Reorganization.

(a) In the event that Revlon or any successor is merged or consolidated with another corporation and, whether or not Revlon or such successor shall be the surviving corporation, there shall be any change in the shares of Common Stock as then constituted by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of Revlon or any successor, or other similar transaction (each such event being hereinafter referred to as a “Reorganization Event”) or in the event that the Board shall propose that Revlon or any successor enter into a Reorganization Event, then the Committee may in its sole discretion, by written notice to a grantee: (1) provide that such grantee's options and stock appreciation rights and all other Awards requiring action on the part of such grantee will be terminated unless such grantee exercises or takes such action within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided however that if the Committee takes such action the Committee also shall accelerate to an appropriate earlier date the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable and such action under such other Awards may be taken; or (2) accelerate to an appropriate earlier date the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable and the dates upon which action may be taken under other Awards requiring action on the part of such grantee. The Committee also may in its sole discretion, by written notice to a grantee, provide that the restrictions on restricted stock awards lapse and the performance and other conditions of other Awards shall be adjusted in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

(b) Whenever deemed appropriate by the Committee, the actions referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

3.12    Legend on Certificates.    All certificates for shares of Common Stock issued pursuant to Awards hereunder may be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on the sale or transfer of shares.

3.13    Section Headings.    The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

3.14    Term of Plan.    The Plan shall terminate on April 14, 2021, and no Awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all Awards made under the Plan prior to such termination date shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

3.15    Tenure.    A participant's right, if any, to continue to serve the Company or any of its Affiliates as a director, officer, employee or otherwise shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

3.16    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

3.17    Governing Law.    This Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

3.18    Conditions.    If pursuant to Section 2.10(f) or Section 3.11(a) the dates upon which options shall be exercisable are accelerated, it shall be on the condition that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act the shares underlying such options may not be sold by any such individual (or their estate or Permitted Transferee) within 6 months after the grant of the option to the extent such sale would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act.

Annex B

2013 COMPARISON GROUP

Towers Watson U.S. General Industry Executive Database – $1 to $3B Revenue Group

Barnes Group	H.B. Fuller	Polaris Industries
Beam	Harsco	Polymer Group
Black Box	Herman Miller	PolyOne
Boise	Hexcel	Purdue Pharma
Boise Cascade	HNI	Rayonier
Brady	HNTB	Regal-Beloit
Carmeuse North America Group	Houghton Mifflin Harcourt Publishing	Regeneron Pharmaceuticals
Carpenter Technology	Husky Injection Molding Systems	Revlon
Catalent Pharma Solutions	IDEXX Laboratories	Rowan Companies
Chemtura	Intercontinental Hotels Group	Sage Software
Cloud Peak Energy	International Flavors & Fragrances	SAS Institute
Coinstar	International Game Technology	Schwan's
Columbia Sportswear	Invensys Controls	Scotts Miracle-Gro
Convergys	Irvine	ServiceMaster Company
Cooper Standard Automotive	ITT Corporation	ShawCor
Cott Corporation	Kennametal	Sigma-Aldrich
Covance	Kimco Realty	Snap-on
Curtiss-Wright	Leprino Foods	Steelcase
Cytec	Lifetouch	Suburban Propane
Day & Zimmerman	Lincoln Electric	TeleTech Holdings
Deluxe	Magellan Midstream Partners	Teradata
Dentsply	Makino	Tetra Tech
Donaldson Company	Martin Marietta Materials	Toro
E.W. Scripps	Mary Kay	Total System Service (TSYS)
Engility Corporation	Matthews International	Tronox
EnPro Industries	Milacron	Tupperware Brands
Equifax	Mine Safety Appliances	Underwriters Laboratories
Equity Office Properties	NBTY	Ventura Foods
ESRI	NewPage	Vertex Pharmaceuticals
Esterline Technologies	Nypro	Viad
Exterran	OMNOVA Solutions	Vulcan Materials
G&K Services	Pall Corporation	W.R. Grace
GAF Materials	Parsons Corporation	Wendy's Group
Gartner	PHH	West Pharmaceutical Services
GenCorp	Plexus	Worthington Industries
General Atomics	Plum Creek Timber	Xilinx
Graco

B-1